Exhibit 4

[Translation]

(Securities Code No. 3605) January 12, 2011
To Our Shareholders:
SANEI-INTERNATIONAL CO.,LTD. 1-2-5 Shibuya, Shibuya-ku, Tokyo Takahiko Miyake, President and CEO

Convocation Notice of Extraordinary Meeting of Shareholders

SANEI-INTERNATIONAL CO.,LTD. (the “Company”) cordially invites you to attend the Company’s extraordinary meeting of shareholders to be held as set forth below.

If you are unable to attend the meeting, your voting rights may be exercised in writing. Please review the reference materials for the extraordinary meeting of shareholders set out below, indicate your vote on the Proxy Card enclosed herein, and return it by mail to be delivered to the Company by 6:30 PM on Wednesday, January 26, 2011.

1.	Date and Time:	January 27, 2011 (Thursday) at 10:00 AM
2.	Place:	SIA AOYAMA Building, B1 Level
1-3-3 Shibuya, Shibuya-ku, Tokyo
3.	Purpose of the Meeting
Matters to be Resolved:
	Proposal No. 1:	Establishment of a Wholly-Owning Parent Company by way of Share Transfer
	Proposal No. 2:	Partial Amendments to the Articles of Incorporation

4.	Other Decisions Relating to the Convocation Exercise of Voting Rights by Proxy

If you plan to exercise your voting rights by proxy, the proxy must be another shareholder with voting rights, and the number of the proxy must be one.

☐	If you plan to attend the meeting, please submit the Proxy Card enclosed herein to the reception.
☐	Any revisions of the reference materials for the extraordinary meeting of the shareholders will be published by the Company on the Company’s website (address: http://www.sanei.net/).
☐	Because this is an extraordinary meeting of shareholders, please understand that the Company will not hold a shareholders’ social gathering.

Rule 802 Legend

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Reference Materials for the Extraordinary Meeting of Shareholders

Proposals and Reference Matters

Proposal No. 1: Establishment of a Wholly-Owning Parent Company by way of Share Transfer

1. Reasons for the share transfer

Due to factors such as a global economic downturn, which stemmed from the “Lehman Shock” in September of 2008, in addition to the ensuing rapid rise in the value of the yen and a decline in stock prices, corporate revenue and personal spending have been sluggish, and our economy continues to be stagnant.

Amid a situation where the spread of consumers’ consciousness in protecting their everyday lives, etc. has prevented a full-scale recovery of consumer confidence, competition in the domestic apparel industry is intensifying due to factors such as the rise of low-end products and entries of foreign fast fashion brands into the Japanese market.

Moreover, the industry faces mid to long-term issues such as a decrease in the number of its potential customers in the future because of the falling birthrate, the aging population and the general decrease in population of Japan.

From the perspective of increasing both companies’ corporate values under these circumstances, the Company and TOKYO STYLE CO., LTD. (“TOKYO STYLE”) determined that it is important to share and utilize each other’s strengths, know-how and resources in order to implement measures aimed at promoting the future growth of both companies, such as planning and nurturing of core brands which form the pillars of their businesses, rebuilding of brand portfolio by means of M&A and other ways, rollout in overseas markets including China and Asian countries, and entries into the TV and Internet mail-order sales businesses.

The Company and TOKYO STYLE hope to maximize the added-value provided to the customers and contribute to the society by taking advantage of each other’s strengths while mutually respecting the history and corporate cultures of each company.

In order to maximize the corporate value, the Company and TOKYO STYLE aim to establish a position as the leading company in the fashion industry by promptly realizing the synergies of the integration with concerted efforts to reform our management through the management integration.

In this proposal, we request approval of the establishment of “TSI HOLDINGS CO., LTD.” as a wholly-owning parent company, by way of a joint share transfer under Article 772 of the Companies Act (the “Share Transfer”) between the Company and TOKYO STYLE, and the Company and TOKYO STYLE becoming wholly-owned subsidiaries of such company, for the purposes stated above.

2. Outline of the Share Transfer Plan

Share Transfer Plan (Copy)

WHEREAS, TOKYO STYLE CO., LTD. (“TOKYO STYLE”) and SANEI-INTERNATIONAL CO.,LTD. (“SANEI”) have agreed to conduct a share transfer by way of a joint share transfer, the two companies jointly prepare this Share Transfer Plan (the “Plan”) as follows:

Article 1. Share Transfer

In accordance with the provisions of this Plan, TOKYO STYLE and SANEI will, on the Incorporation Date (as defined in Article 8; hereinafter the same will apply) of a wholly-owning parent company (the “Parent Company”) established by way of a share transfer, conduct a share transfer that enables the Parent Company to acquire all of the issued shares of TOKYO STYLE and SANEI by way of a joint share transfer (the “Share Transfer”).

Article 2. Purpose, Trade Name, Head Office Address, Total Number of Shares Authorized to be Issued by the Parent Company and Other Matters to be set forth in the Articles of Incorporation

2.1	The purpose, trade name, head office address, and total number of shares authorized to be issued are as follows:

(1)	Purpose:	As indicated in Article 2 of the Articles of Incorporation attached hereto as Exhibit 1

(2)	Trade Name:	The trade name is “Kabushiki Kaisha TSI HOLDINGS”, and is expressed in English as “TSI HOLDINGS CO., LTD.”

(3)	Head Office Address:	Chiyoda-ku, Tokyo

(4)	Total Number of Authorized Shares:

400,000,000 shares

2.2	In addition to those provided in the preceding paragraph, matters to be set forth in the Articles of Incorporation of the Parent Company are as indicated in the Articles of Incorporation attached hereto as Exhibit 1.

Article 3. Names of Directors, Names of Corporate Auditors and Name of the Accounting Auditor upon Establishment of the Parent Company

3.1	The names of directors, names of corporate auditors and name of the accounting auditor upon establishment of the Parent Company are as follows:

(1)	Directors upon establishment of the Parent Company:

Masahiko Miyake

Yoshiki Nakajima

Takahiko Miyake

Haruki Harashima

Keiji Hirose

Noritaka Izaki

Yoshinori Shinohara (Outside)

Yuichi Iwasaki (Outside)

(2)	Corporate auditors upon establishment of the Parent Company :

Yoji Ninomiya (Outside)

Fumio Watanabe (Outside)

Saburo Horiuchi (Outside)

(3)	Accounting auditor upon establishment of the Parent Company:

KPMG AZSA LLC

Article 4. Shares to be Delivered by the Parent Company upon Execution of the Share Transfer and Allocation Thereof

4.1	The Parent Company will, upon execution of the Share Transfer, deliver to shareholders of TOKYO STYLE and SANEI, a total number of shares of common stock of the Parent Company that are equal to: (1) the total number of shares issued by TOKYO STYLE as of the date preceding the Incorporation Date of the Parent Company multiplied by 1; and (2) the total number of shares issued by SANEI as of the date preceding the Incorporation Date of the Parent Company multiplied by 1.65, in exchange for the shares of common stock owned by each.

4.2	The Parent Company will, upon execution of the Share Transfer, allocate to shareholders of TOKYO STYLE and SANEI indicated or recorded in the final shareholders’ registers of TOKYO STYLE and SANEI respectively as of the date preceding the Incorporation Date of the Parent Company (provided, that, as for shareholders of TOKYO STYLE or SANEI demanding the purchase of shares held by such shareholders in accordance with Article 806 of the Companies Act, TOKYO STYLE in place of such shareholders will be deemed to be indicated or recorded in its final shareholders’ register as shareholders of such shares of TOKYO STYLE, and SANEI in place of such shareholders will be deemed to be indicated or recorded in its final shareholders’ register as shareholders of such shares of SANEI) the common stock of the Parent Company provided in the preceding paragraph in exchange for the common stock of TOKYO STYLE or SANEI held by such shareholders, as follows:

(1)	For the shareholders of TOKYO STYLE, 1 share of common stock of the Parent Company to one share of common stock of TOKYO STYLE owned by its shareholders; and

(2)	For the shareholders of SANEI, 1.65 shares of common stock of the Parent Company to one share of common stock of SANEI owned by its shareholders.

If there is any fraction less than one share in the shares of common stock of the Parent Company to be delivered to shareholders of SANEI, such fraction will be treated in accordance with Article 234 of the Companies Act and other related laws and regulations.

4.3	The number of shares constituting one unit of the Parent Company will be 100 shares.

Article 5. Cancellation of Treasury Stock

TOKYO STYLE and SANEI will cancel all treasury stock held by each company at an appropriate time prior to the Incorporation Date of the Parent Company in accordance with the provisions of the Companies Act.

Article 6. Capital and Reserve, etc. upon Establishment of the Parent Company

The amounts of stated capital and reserves as of the establishment of the Parent Company are as follows:

(1)	Stated Capital:	JPY	15,000,000,000
(2)	Capital Reserve:	JPY	3,750,000,000
(3)	Earned Reserve:	JPY	0

Article 7. Share Options to be Issued upon Execution of the Share Transfer and Allocation Thereof

7.1(1)	Upon execution of the Share Transfer, the Parent Company will issue to the holders of share options of the Series 4 Share Options issued by SANEI (the details are as indicated in Exhibit 2 “Outline of Series 4 Share Options of SANEI-INTERNATIONAL CO.,LTD.”; hereinafter “Series 4 Share Options of SANEI”) indicated or recorded in the final share options register of SANEI as of the day preceding the Incorporation Date of the Parent Company, a number of Series 1 Share Options of the Parent Company that is equal to the total number of the Series 4 Share Options of SANEI as of the end of the day preceding the Incorporation Date of the Parent Company (the details are as indicated in Exhibit 3 “Outline of Series 1 Share Options of TSI HOLDINGS CO., LTD.”; hereinafter “Series 1 Share Options of the Parent Company”), in exchange for the Series 4 Share Options of SANEI.

7.1(2)	Upon execution of the Share Transfer, the Parent Company will issue to the holders of share options of the Series 5 Share Options issued by SANEI (the details are as indicated in Exhibit 4 “Outline of Series 5 Share Options of SANEI-INTERNATIONAL CO.,LTD.”; hereinafter “Series 5 Share Options of SANEI”) indicated or recorded in the final share options register of SANEI as of the day preceding the Incorporation Date of the Parent Company, a number of Series 2 Share Options of the Parent Company that is equal to the total number of the Series 5 Share Options of SANEI as of the end of the day preceding the Incorporation Date of the Parent Company (the details areas indicated in Exhibit 5 “Outline of Series 2 Share Options of TSI HOLDINGS CO., LTD.”; hereinafter “Series 2 Share Options of the Parent Company”), in exchange for the Series 5 Share Options of SANEI.

7.1(3)	Upon execution of the Share Transfer, the Parent Company will issue to the holders of share options of the Series 5-2 Share Options issued by SANEI (the details are as indicated in Exhibit 6 “Outline of Series 5-2 Share Options of SANEI-INTERNATIONAL CO.,LTD.”; hereinafter “Series 5-2 Share Options of SANEI”) indicated or recorded in the final share options register of SANEI as of the day preceding the Incorporation Date of the Parent Company, a number of Series 2-2 Share Options of the Parent Company that is equal to the total number of the Series 5-2 Share Options of SANEI as of the end of the day preceding the Incorporation Date of the Parent Company (the details areas indicated in Exhibit 7 “Outline of Series 2-2 Share Options of TSI HOLDINGS CO., LTD.”; hereinafter “Series 2-2 Share Options of the Parent Company”), in exchange for the Series 5-2 Share Options of SANEI.

7.1(4)	Upon execution of the Share Transfer, the Parent Company will issue to the holders of share options of the Series 2 Share Options issued by TOKYO STYLE (the details are as indicated in Exhibit 8 “Outline of Series 2 Share Options of TOKYO STYLE CO., LTD.”; hereinafter “Series 2 Share Options of TOKYO STYLE”) indicated or recorded in the final share options register of TOKYO STYLE as of the day preceding the Incorporation Date of the Parent Company, a number of Series 3 Share Options of the Parent Company that is equal to the total number of the Series 2 Share Options of TOKYO STYLE as of the end of the day preceding the Incorporation Date of the Parent Company (the details are as indicated in Exhibit 9 “Outline of Series 3 Share Options of TSI HOLDINGS CO., LTD.”; hereinafter “Series 3 Share Options of the Parent Company”), in exchange for the Series 2 Share Options of TOKYO STYLE.

7.2(1)	Upon execution of the Share Transfer, the Parent Company will allocate to the holders of the Series 4 Share Options of SANEI indicated or recorded in the final share options register of SANEI as of the date preceding the Incorporation Date of the Parent Company, Series 1 Share Options of the Parent Company at the ratio of one Series 1 Share Option of the Parent Company to one Series 4 Share Option of SANEI.

7.2(2)	Upon execution of the Share Transfer, the Parent Company will allocate to the holders of the Series 5 Share Options of SANEI indicated or recorded in the final share options register of SANEI as of the date preceding the Incorporation Date of the Parent Company, Series 2 Share Options of the Parent Company at the ratio of one Series 2 Share Option of the Parent Company to one Series 5 Share Option of SANEI.

7.2(3)	Upon execution of the Share Transfer, the Parent Company will allocate to the holders of the Series 5-2 Share Options of SANEI indicated or recorded in the final share options register of SANEI as of the date preceding the Incorporation Date of the Parent Company, Series 2-2 Share Options of the Parent Company at the ratio of one Series 2-2 Share Option of the Parent Company to one Series 5-2 Share Option of SANEI.

7.2(4)	Upon execution of the Share Transfer, the Parent Company will allocate to the holders of the Series 2 Share Options of TOKYO STYLE indicated or recorded in the final share options register of TOKYO STYLE as of the date preceding the Incorporation Date of the Parent Company, Series 3 Share Options of the Parent Company at the ratio of one Series 3 Share Option of the Parent Company to one Series 2 Share Option of TOKYO STYLE.

Article 8. Incorporation Date of the Parent Company

The date when the incorporation of the Parent Company must be registered (“Incorporation of the Parent Company”) is June 1, 2011. When necessary with respect to the procedures of the Share Transfer or for other reasons, however, such date may be changed through consultation between TOKYO STYLE and SANEI.

Article 9. Meeting of Shareholders for Approval of the Plan

9.1	TOKYO STYLE will convene an Extraordinary Meeting of Shareholders on January 27, 2011 and seek a resolution for approval of this Plan and matters necessary for the Share Transfer.

9.2	SANEI will convene an Extraordinary Meeting of Shareholders on January 27, 2011 and seek a resolution for approval of this Plan and matters necessary for the Share Transfer.

9.3	When necessary with respect to the procedures of the Share Transfer or for other reasons, however, TOKYO STYLE and SANEI may change the dates of the extraordinary meetings of shareholders set forth in the preceding two paragraphs through consultation between TOKYO STYLE and SANEI.

Article 10. Listing of Shares

TOKYO STYLE and SANEI will, on the Incorporation Date of the Parent Company, apply for listing on the Tokyo Stock Exchange, Inc. for the purpose of having the shares of common stock issued by the Parent Company listed on Tokyo Stock Exchange, Inc.

Article 11. Transfer Agent

The services as a transfer agent of the Parent Company and other services with respect to the Parent Company’s shares and share options will be entrusted to the Sumitomo Trust and Banking Co., Ltd.

Article 12. Distribution of Surplus

12.1	TOKYO STYLE may distribute surplus of up to JPY 17.50 per share to the shareholders or registered pledgees of shares as indicated or recorded in the final shareholders’ register as of February 28, 2011.

12.2	SANEI may distribute surplus of up to JPY 25.00 per share to the shareholders or registered pledgees of shares as indicated or recorded in the final shareholders’ register as of August 31, 2010. SANEI may also distribute surplus of up to JPY 12.50 per share to the shareholders or registered pledgees of shares as indicated or recorded in the final shareholders’ register as of February 28, 2011.

12.3	Other than as provided for in the preceding two paragraphs, during the period after the preparation of this Plan and until the Incorporation Date of the Parent Company, TOKYO STYLE and SANEI may not adopt a resolution to distribute any surplus with the record date set on or prior to the Incorporation Date of the Parent Company.

Article 13. Management of Company Assets and Other Matters

During the period after the preparation of this Plan and until the Incorporation Date of the Parent Company, TOKYO STYLE and SANEI will execute their respective businesses and manage and operate assets thereof to the normal extent with the due care of a prudent manager, and will cause their respective subsidiaries to execute their businesses and manage and operate assets with the due care of a prudent manager. TOKYO STYLE and SANEI must consult and reach agreement on matters having material effect on assets and rights and obligations of each party or the assets and rights and obligations of subsidiaries prior to taking such actions, or causing their subsidiaries to take such actions.

Article 14. Effectiveness of the Plan

This Plan shall become null and void in the case that a resolution for approval of this Plan fails to pass at either party’s Extraordinary Meeting of Shareholders provided for in Article 9, or if approval, etc. of relevant government ministries and agencies, etc. required under laws and regulations cannot be obtained.

Article 15. Change of Circumstances

During the period after the preparation of this Plan and until the Incorporation Date of the Parent Company, TOKYO STYLE and SANEI may, through mutual consultation between TOKYO STYLE and SANEI, change the terms of the Share Transfer or the content of this Plan, or abort the Share Transfer, if any material change occurs to the status of the assets or financial conditions of TOKYO STYLE or SANEI, or if any circumstance that will comprise a material obstacle to the consummation of the Share Transfer occurs, or if otherwise the achievement of the purpose of this Plan becomes difficult.

Article 16. Consultation

Matters not provided for in this Plan and other matters necessary for the Share Transfer will be separately determined through mutual consultation between TOKYO STYLE and SANEI in accordance with the intent of this Plan.

IN WITNESS WHEREOF, this Plan is prepared in duplicate, with TOKYO STYLE and SANEI each signing and sealing and retaining one executed copy.

October 14, 2010

TOKYO STYLE:	TOKYO STYLE CO., LTD.
5-7-1 Kojimachi, Chiyoda-ku, Tokyo
Yoshiki Nakajima [seal]
Representative Director and President

SANEI:	SANEI-INTERNATIONAL CO.,LTD.
1-2-5 Shibuya, Shibuya-ku, Tokyo
Takahiko Miyake [seal]
President and CEO

Exhibit 1

ARTICLES OF INCORPORATION

CHAPTER I. GENERAL PROVISIONS

(Corporate Name)

Article 1.

The name of the Company shall be Kabushiki Kaisha TSI HOLDINGS, and shall be expressed in English as “TSI HOLDINGS CO., LTD.”

(Purpose)

Article 2.

The purpose of the Company shall be to engage in the following businesses:

(1)	Controlling and managing the business activities of the Company by holding shares or equity of companies that operate the following business, or foreign companies that operate business similar thereto:

(i)	Sales of threads and textiles that use various types of fiber, and outsourced production of fiber manufacturing and dyeing;

(ii)	Planning, manufacturing and processing, sales, import and export of clothing and garment accessories;

(iii)	Manufacturing and processing, sales, import and export of fur, leather products, bags and footwear;

(iv)	Sales, import and export of precious metals, jewelry, pearls, and watches;

(v)	Sales, import and export of cosmetic products, soaps, and perfumes;

(vi)	Sales, import and export of furniture, bedding, and interior decorations;

(vii)	Sales, import and export of sporting goods, character goods, stationery, and daily necessities;

(viii)	Development, manufacturing and sales of products relating to synthetic resin;

(ix)	Sales and purchase of antiques, and consigned sales thereof;

(x)	Management of hotels, accommodation facilities, sports facilities, coffee shops, restaurants, and cafés;

(xi)	Tour business;

(xii)	Planning, designing, construction supervision of stores and contracting for construction of stores;

(xiii)	Room and parking space leasing business;

(xiv)	Business of selling, purchasing, leasing and managing real estate;

(xv)	Acquisition and investment of securities;

(xvi)	Business regarding damage insurance, insurance agency business under the Automobile Liability Security Act, and life insurance sales;

(xvii)	Acquisition, sales and purchase, lease and brokerage services of industrial property rights such as patent rights, utility model rights, design rights, trademark rights and other intangible property rights;

(xviii)	Investments incidental to (i) through (xvii) mentioned above;

(xix)	Business incidental or relating to (i) through (xviii) mentioned above; and

(2)	Any business incidental or relating to each of the foregoing items.

(Location of Head Office)

Article 3.

The Company shall have its head office in Chiyoda-ku, Tokyo.

(Organization)

Article 4.

The Company shall have the following bodies, in addition to the meeting of shareholders and the Directors:

(1)	Board of Directors;

(2)	Corporate Auditors;

(3)	Board of Corporate Auditors; and

(4)	Accounting Auditors.

(Method of Public Notice)

Article 5.

Public notices of the Company shall be in the form of electronic notices; provided, however, that in cases where the Company’s public notices cannot be given by electronic means due to accidents or other unavoidable causes, the public notices shall be published in the Nihon Keizai Shimbun.

CHAPTER II. SHARES

(Total Number of Shares Authorized to be Issued)

Article 6.

The total number of shares authorized to be issued by the Company shall be four hundred million (400,000,000) shares.

(Number of Shares Constituting One (1) Unit)

Article 7.

The number of shares constituting one (1) unit of shares of the Company shall be one hundred (100) shares.

(Rights to Shares Constituting Less than One (1) Unit)

Article 8.

The shareholders of the Company shall not be entitled to exercise any rights other than those listed below in relation to the shares constituting less than one (1) unit.

(1)	The rights provided for in each item of Article 189(2) of the Companies Act;

(2)	The right to make a request in accordance with Article 166(1) of the Companies Act;

(3)	The right to receive allotments of shares for subscription and share options for subscription in accordance with the number of shares held by the shareholders; and

(4)	The right to make a request that is provided for in Article 9 herein.

(Additional Purchase of Shares Constituting Less than One (1) Unit)

Article 9.

The shareholders of the Company may request the Company, in accordance with the provisions of the Share Handling Regulations, to sell certain numbers of shares which will, together with their shares constituting less than one (1) unit, amount to constitute one (1) unit.

(Shareholder Register Manager)

Article 10.

1.	The Company shall have a shareholder register manager.

2.	The appointment of the shareholder register manager and its place of business shall be determined by a resolution of the Board of Directors, and a public notice thereof shall be published.

3.	The preparation and storage of the shareholder register and the register of share options, as well as other administrative matters relating to such registers shall be commissioned to the shareholder register manager, and the Company shall not handle such matters.

(Share Handling Regulations)

Article 11.

The procedures for exercising the shareholders’ rights in the Company, as well as other handling of shares of the Company and the fees thereof shall be governed by laws and regulations and these Articles of Incorporation and the Share Handling Regulations which will be determined by the Board of Directors.

CHAPTER III. MEETING OF SHAREHOLDERS

(Convocation)

Article 12.

1.	An ordinary meeting of shareholders of the Company shall be convened in May of each year, and an extraordinary meeting of shareholders shall be convened whenever necessary.

2.	A meeting of shareholders shall be convened at the location of the head office or in its vicinity, or other places within Tokyo’s wards.

(Record Date of Ordinary Meetings of Shareholders)

Article 13.

The record date of voting rights for ordinary meetings of shareholders of the Company shall be the last day of February of each year.

(Convener and Chairman)

Article 14.

1.	The Director-President shall convene the meeting of shareholders and act as chairman at the meeting.

2.	If there is no Director-President or if the Director-President is unable to convene the meeting of shareholders, one of the other Directors designated in accordance with an order determined by the Board of Directors in advance shall convene the meeting of shareholders and act as chairman.

(Internet Disclosure and Deemed Provision of Reference Documents of Meetings of Shareholders)

Article 15.

Upon convocation of a meeting of shareholders, by disclosure through a method using the internet in accordance with the applicable ordinance of the Ministry of Justice, the Company may be deemed to have provided its shareholders with the information relating to the matters to be described or indicated in the reference documents of the meeting of shareholders, business reports, non-consolidated financial statements and consolidated financial statements.

(Resolution Method)

Article 16.

1.	Unless otherwise provided for by laws and regulations or these Articles of Incorporation, a resolution of a meeting of shareholders shall be adopted by the majority of the votes of shareholders present at such meeting who are entitled to exercise voting rights at such meeting.

2.	The resolution provided for in Article 309(2) of the Companies Act shall be adopted when shareholders holding at least one-third (1/3) of the voting rights are present and by at least two-thirds (2/3) of the votes of such shareholders present.

(Exercise of Voting Rights by Proxy)

Article 17.

1.	A shareholder may designate another shareholder of the Company with voting rights as a proxy to exercise the designating shareholder’s voting rights.

2.	In the case of the preceding Paragraph, such shareholder or proxy must submit a document evidencing the proxy power to the Company for each meeting of shareholders.

CHAPTER IV. DIRECTORS

AND BOARD OF DIRECTORS

(Number of Directors)

Article 18.

The Company shall have eight (8) or fewer Directors.

(Election Method)

Article 19.

1.	The Directors shall be elected at the meeting of shareholders.

2.	A resolution for the election of Directors shall be adopted when shareholders holding at least one-third (1/3) of the voting rights are present at a meeting of shareholders, and by a majority of the votes of such shareholders present.

3.	No cumulative voting shall be adopted for the resolution for election of Directors.

(Dismissal Method)

Article 20.

A resolution for the dismissal of Directors shall be adopted when shareholders holding at least one-third (1/3) of the voting rights are present at a meeting of shareholders, and by at least two-thirds (2/3) of the votes of such shareholders present.

(Term of Office)

Article 21.

The term of office of a Director shall expire at the conclusion of the ordinary meeting of shareholders that relates to the latest business year ending within one (1) year after his or her election.

(Representative Director and Directors with Specific Titles)

Article 22.

1.	A Representative Director shall be elected by a resolution of the Board of Directors.

2.	The Board of Directors may elect one (1) Director-Chairman, and one (1) Director-President, and several Director-Vice-President(s), Senior Managing Director(s) and Managing Director(s) by its resolution.

(Duties of the Director-President)

Article 23.

1.	The Director-President shall carry out the business of the Company.

2.	If there is no Director-President or if the Director-President is unable to perform his or her duties, one of the other Directors designated in accordance with an order determined by the Board of Directors in advance shall act on behalf of such Director-President.

(Convener and Chairman of a Meeting of the Board of Directors)

Article 24.

1.	Unless otherwise provided for by laws and regulations, the Director-President shall convene the meeting of the Board of Directors and act as chairman at the meeting.

2.	If there is no Director-President or the Director-President is unable to convene the meeting of the Board of Directors, one of the other Directors designated in accordance with an order determined by the Board of Directors in advance shall convene the meeting of the Board of Directors and act as a chairman.

(Convocation Notice for a Meeting of the Board of Directors)

Article 25.

1.	The convocation notice for a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditor at least three days prior to the schedule date of such meeting; provided, however, in the case of an emergency, this period may be shortened.

2.	If all Directors’ and Corporate Auditors’ consents are obtained, a meeting of the Board of Directors may be held without undertaking the convocation procedures.

(Omission of a Resolution of a Meeting of the Board of Directors)

Article 26.

The Company may deem that a resolution at a meeting of the Board of Directors has been made when the requirements set forth in Article 370 of the Companies Act are fulfilled.

(Regulations of the Board of Directors)

Article 27.

Matters regarding the Board of Directors shall be prescribed by the Regulations of the Board of Directors determined by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

(Remuneration, etc.)

Article 28.

The remuneration or bonuses, or any other property benefits to be received from the Company in consideration for execution of duties (“Remuneration, etc.”) by the Directors shall be determined by a resolution of a meeting of shareholders.

(Outside Director and Contracts for Limitation of Liability)

Article 29.

In accordance with the provision of Article 427(1) of the Companies Act, the Company may execute an agreement with an Outside Director that limits the liability for damages set forth in Article 423(1) of the Companies Act; provided, however, that the upper limit of the liability under such agreement shall be the higher amount of either an amount to be determined in advance which will be more than or equal to six million (6,000,000) yen, or the amount set forth under laws and regulations.

CHAPTER V. CORPORATE AUDITORS AND

BOARD OF CORPORATE AUDITORS

(Number of Corporate Auditors)

Article 30.

The Company shall have four (4) or fewer Corporate Auditors.

(Election Method)

Article 31.

1.	The Corporate Auditors shall be elected at the meeting of shareholders.

2.	A resolution for election of Corporate Auditors shall be adopted when shareholders holding at least one-third (1/3) of the voting rights of the shareholders entitled to exercise voting rights are present, and by a majority of votes of such shareholders present.

(Term of Office)

Article 32.

1.	The term of office of a Corporate Auditor shall expire at the end of the ordinary meeting of shareholders that relates to the latest business year ending within four (4) years after his or her election of office.

2.	The term of office of a Corporate Auditor elected to fill a vacancy of a Corporate Auditor who resigned before the expiration of the term of office shall expire when the remaining term of his or her predecessor expires.

(Full-time Corporate Auditor)

Article 33.

A Full-time Corporate Auditor shall be elected by a resolution of the Board of Corporate Auditors.

(Convocation Notice for a Meeting of the Board of Corporate Auditors)

Article 34.

1.	The convocation notice for a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days prior to the scheduled date of such meeting; provided, however, in the case of an emergency, this period may be shortened.

2.	If all Corporate Auditors’ consents are obtained, a meeting of the Board of Corporate Auditors may be held without undertaking the convocation procedures.

(Regulations of the Board of Corporate Auditors)

Article 35.

Matters regarding the Board of Corporate Auditors shall be prescribed by the Regulations of the Board of Corporate Auditors determined by the Board of Corporate Auditors, in addition to laws and regulations and these Articles of Incorporation.

(Remuneration, etc.)

Article 36.

The Remuneration, etc., of a Corporate Auditor shall be determined by a resolution of a meeting of shareholders.

(Outside Corporate Auditors and Contracts for Limitation of Liability)

Article 37.

In accordance with the provision of Article 427(1) of the Companies Act, the Company may execute an agreement with an Outside Corporate Auditor that limits the liability for damages set forth in Article 423(1) of the Companies Act; provided, however, that the upper limit of the liability under such agreement shall be the higher amount of either an amount to be determined in advance which will be more than or equal to five million (5,000,000) yen, or the amount set forth under laws and regulations.

CHAPTER VI. ACCOUNTING

(Business Year)

Article 38.

The business year of the Company shall be one (1) year beginning from the first day of March of each year and ending on the last day of February of the following year.

(Organization Determining Dividends of Surplus, etc.)

Article 39.

Unless otherwise provided for by laws and regulations, the Company shall determine the matters set forth in each item of Article 459(1) of the Companies Act such as dividends of surplus, by a resolution of a meeting of the Board of Directors, and not by the resolution of a meeting of shareholders.

(Record Date for Dividends of Surplus)

Article 40.

1.	The record date for year-end dividends of the Company shall be the last day of February of each year.

2.	The record date for interim dividends of the Company shall be the 31st of August of each year.

3.	In addition to the preceding two Paragraphs, the Company may distribute surplus by setting a record date.

(Exclusion Period for Dividends)

Article 41.

1.	If the dividends are to be paid in cash, the Company shall be released from its obligation to pay such dividends which remain unclaimed for more than three (3) years after the date on which such dividends first became payable.

2.	No interest shall be added to the amount specified in the preceding Paragraph.

CHAPTER VII. SUPPLEMENTARY PROVISIONS

(Initial Business Year)

Article 1.

Notwithstanding the provision of Article 38, the initial business year of the Company shall be from the incorporation date of the Company to the last day of February of the following year.

(Remuneration, etc., of Initial Directors and Corporate Auditors)

Article 2.

Notwithstanding the provision of Article 28, for the initial Directors, the total amount of the Remuneration, etc. for the term starting from the date of the incorporation of the Company and until the conclusion of the first ordinary meeting of shareholders (the “Initial Remuneration Amount”), shall be less than or equal to five hundred million (500,000,000) yen. Further, notwithstanding the provision of Article 36, the Initial Remuneration Amount of the Company’s initial Corporate Auditors shall be less than or equal to fifty million (50,000,000) yen.

(Deletion of Supplementary Provisions)

Article 3.

These supplementary provisions shall be deleted at the conclusion of the initial ordinary meeting of shareholders.

Exhibit 2

Outline of Series 4 Share Options of SANEI-INTERNATIONAL CO.,LTD.

1.	Name of the share options

Series 4 Share Options of SANEI-INTERNATIONAL CO.,LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of SANEI-INTERNATIONAL CO.,LTD. (the “Company”), and the number of shares subject to each share option shall be 100 shares.

In the event the Company conducts any stock split or stock consolidation, the number of shares which are the subject of the share options shall be adjusted by the formula below. However, this adjustment shall be made only for the number of shares that are the subject of share options which have not been exercised as of the relevant point in time, and the number of shares less than 100 that are generated as a result of the adjustment shall be disregarded.

Number of shares after adjustment	=	Number of shares before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company and the share options are succeeded; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the number of shares that are the subject of the share options; the Company may adjust the number of shares to the extent necessary.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the share options shall be the amount to be paid for each share that will be delivered upon exercise of the share option (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 3,620.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options, the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options, the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share
Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” and “Exercise Price per Share” shall be replaced with the terms “Number of Treasury Shares to be Disposed of” and “Disposal Price per Share,” respectively.

In addition, after the allotment date for the share options, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company, and the share options are succeeded or; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent necessary.

5.	Exercise period of the share options

From December 1, 2008 to November 30, 2011

6.	Conditions for exercise of the share options

(1)	A person allotted with a share option shall be a director, employee of the Company or Company’s subsidiary, or hold a position similar thereto, continuously from the time of the grant of such share option to the time of exercise of the share option unless such person has resigned from the above position upon expiration of an appointed term of office, faced mandatory retirement or has any legitimate reason equivalent thereto.

(2)	In the event a holder of the share option deceases, the share option will not be inherited by any heir of such holder of the share option.

(3)	The share options may not be exercised partially.

(4)

Any other conditions for the exercise shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the subject parties pursuant to resolutions of the ordinary meeting of shareholders for the 57th fiscal year and the board of directors of the Company.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If the ordinary meeting of shareholders approves a merger agreement under which the Company will be a dissolving company, or a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without compensation.

(2)	If the share options become un-exercisable under Section 6 above (“Conditions for exercise of the share options”), the Company may acquire the share options without compensation.

9.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs (1) through (5) below (the “Restructuring Company”) pursuant to the conditions provided in Paragraph (6) below, share options of the Restructuring Company shall be issued. In such event, the share options of the Company will be null and void.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

(6)	Conditions

1)	Number of the share options of the Restructuring Company to be issued

The same number of the share options held by the holders of the share options of the Company existing at the time of the relevant restructuring coming into effect, will be distributed respectively.

2)	Type of shares of the Restructuring Company that are the subject of the share options

Shares of common stock of the Restructuring Company.

3)	Number of shares of the Restructuring Company that are the subject of the share options

It shall be determined in accordance with Section 2 above, upon taking into consideration the conditions for the relevant restructuring and the like.

4)	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options to be distributed shall be the adjusted exercise price after the restructuring, upon taking into consideration the conditions for the relevant restructuring and the like, multiplied by the number of shares that are subject of the share options.

5)	Exercise period for the share options

From the commencement date of the period during which the share options of the Company may be exercised as provided in Section 5 above or the effective date of the relevant restructuring, whichever is later, to the expiration date for the period during which the share options of the Company may be exercised as provided in Section 5 above.

6)	Conditions for exercise of the share options

To be determined in accordance with Section 6 above.

7)	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased upon exercise of the share options

To be determined in accordance with Section 7 above.

8)	Events for acquiring the share options by the Restructuring Company

To be determined in accordance with Section 8 above.

10.	Allotment date for the share options

December 15, 2006

11.	Share option certificates

The share option certificates shall be issued if and only if a holder of the share options makes a request therefor.

Exhibit 3

Outline of Series 1 Share Options of TSI HOLDINGS CO., LTD.

1.	Name of the share options

Series 1 Share Options of TSI HOLDINGS CO., LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of TSI HOLDINGS CO., LTD. (the “Company”), and the number of shares subject to each share option shall be 165 shares.

In the event the Company conducts any stock split or stock consolidation, the number of shares which are the subject of the share options shall be adjusted by the formula below. However, this adjustment shall be made only for the number of shares that are the subject of share options which have not been exercised as of the relevant point in time, and the number of shares less than 100 that are generated as a result of the adjustment shall be disregarded.

Number of shares after adjustment	=	Number of shares before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company and the share options are succeeded; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the number of shares that are the subject of the share options; the Company may adjust the number of shares to the extent necessary.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the Share options

The value of assets to be contributed upon exercise of the share options shall be the amount to be paid for each share that will be delivered upon exercise of the share option (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 2,194.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options, the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options, the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share
Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” and “Exercise Price per Share” shall be replaced with the terms “Number of Treasury Shares to be Disposed of” and “Disposal Price per Share,” respectively.

In addition, after the allotment date for the share options, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company, and the share options are succeeded or; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent necessary.

5.	Exercise period of the share options

From June 1, 2011 to November 30, 2011

6.	Conditions for exercise of the share options

(1)	A person allotted with a share option shall be a director, employee of the Company or Company’s subsidiary, or hold a position similar thereto, continuously from the time of the grant of such share option to the time of exercise of the share option unless such person has resigned from the above position upon expiration of an appointed term of office, faced mandatory retirement or has any legitimate reason equivalent thereto.

(2)	In the event a holder of the share option deceases, the share option will not be inherited by any heir of such holder of the share option.

(3)	The share options may not be exercised partially.

(4)	Any other conditions for the exercise shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the subject share option holders.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If the ordinary meeting of shareholders approves a merger agreement under which the Company will be a dissolving company, or a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without compensation on a date separately determined by the board of directors.

(2)	If the share options become un-exercisable under Section 6 above (“Conditions for exercise of the share options”), the Company may acquire the share options without compensation.

9.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs (1) through (5) below (the “Restructuring Company”) pursuant to the conditions provided in Paragraph (6) below, share options of the Restructuring Company shall be issued. In such event, the share options of the Company will be null and void.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

(6)	Conditions

1)	Number of the share options of the Restructuring Company to be issued

The same number of the share options held by the holders of the share options of the Company existing at the time of the relevant restructuring coming into effect, will be distributed respectively.

2)	Type of shares of the Restructuring Company that are the subject of the share options

Shares of common stock of the Restructuring Company.

3)	Number of shares of the Restructuring Company that are the subject of the share options

It shall be determined in accordance with Section 2 above, upon taking into consideration the conditions for the relevant restructuring and the like.

4)	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options to be distributed shall be the adjusted exercise price after the restructuring, upon taking into consideration the conditions for the relevant restructuring and the like, multiplied by the number of shares that are subject of the share options.

5)	Exercise period for the share options

From the commencement date of the period during which the share options of the Company may be exercised as provided in Section 5 above or the effective date of the relevant restructuring, whichever is later, to the expiration date for the period during which the share options of the Company may be exercised as provided in Section 5 above.

6)	Conditions for exercise of the share options

To be determined in accordance with Section 6 above.

7)	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased upon exercise of the share options

To be determined in accordance with Section 7 above.

8)	Events for acquiring the share options by the Restructuring Company

To be determined in accordance with Section 8 above.

10.	Allotment date for the share options

June 1, 2011

11.	Share option certificates

The share option certificates shall be issued if and only if a holder of the share options makes a request therefor.

Exhibit 4

Outline of Series 5 Share Options of SANEI-INTERNATIONAL CO.,LTD.

1.	Name of the share options

Series 5 Share Options of SANEI-INTERNATIONAL CO.,LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of SANEI-INTERNATIONAL CO.,LTD. (the “Company”), and the number of shares subject to each share option shall be 100 shares.

In the event the Company conducts any stock split or stock consolidation, the number of shares which are the subject of the share options shall be adjusted by the formula below. However, this adjustment shall be made only for the number of shares that are the subject of share options which have not been exercised as of the relevant point in time, and the number of shares less than 100 that are generated as a result of the adjustment shall be disregarded.

Number of shares	=	Number of shares	x	Ratio of stock split
after adjustment		before adjustment		or stock consolidation

Furthermore, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company and the share options are succeeded; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the number of shares that are the subject of the share options; the Company may adjust the number of shares to the extent necessary.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the share options shall be the amount to be paid for each share that will be delivered upon exercise of the respective share options (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 2,085.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options, the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price	=	Exercise Price	x	1
after adjustment		before adjustment		Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options, the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share
Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” and “Exercise Price per Share” shall be replaced with the terms “Number of Treasury Shares to be Disposed of” and “Disposal Price per Share,” respectively.

In addition, after the allotment date for the share options, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company, and the share options are succeeded or; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent necessary.

5.	Exercise period of the share options

From December 1, 2009 to November 30, 2012

6.	Conditions for exercise of the share options

(1)	A person allotted with a share option (“Share Options Holder”) shall be a director, employee of the Company or Company’s subsidiary, or hold a position similar thereto, continuously from the time of the allotment to the time of exercise of the share option unless such person has resigned from the above position upon expiration of an appointed term of office, faced mandatory retirement or has any legitimate reason equivalent thereto.

(2)	In the event a Share Options Holder deceases, the share option will not be inherited by any heir of the Share Options Holder.

(3)	The respective share options may not be exercised partially.

(4)	Any other conditions for the exercise of the share options shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the Share Options Holders pursuant to resolutions of the ordinary meeting of shareholders for the 58th fiscal year and the board of directors of the Company.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If the ordinary meeting of shareholders approves a merger agreement under which the Company will be a dissolving company, or a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without compensation.

(2)	If the rights become un-exercisable under Section 6 above (“Conditions for exercise of the share options”), the Company may acquire the relevant share options held by the Share Options Holders without compensation.

9.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs (1) through (5) below (the “Restructuring Company”) pursuant to the conditions provided in Paragraph (6) below, share options of the Restructuring Company shall be issued. In such event, the share options of the Company will be null and void.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

(6)	Conditions

1)	Number of the share options of the Restructuring Company to be issued

The same number of the share options held by the holders of the share options of the Company existing at the time of the relevant restructuring coming into effect, will be distributed respectively.

2)	Type of shares of the Restructuring Company that are the subject of the share options

Shares of common stock of the Restructuring Company.

3)	Number of shares of the Restructuring Company that are the subject of the share options

It shall be determined in accordance with Section 2 above, upon taking into consideration the conditions for the relevant restructuring and the like.

4)	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options to be distributed shall be the adjusted exercise price after the restructuring, upon taking into consideration the conditions for the relevant restructuring and the like, multiplied by the number of shares that are subject of the share options.

5)	Exercise period for the share options

From the commencement date of the period during which the share options of the Company may be exercised as provided in Section 5 above or the effective date of the relevant restructuring, whichever is later, to the expiration date for the period during which the share options of the Company may be exercised as provided in Section 5 above.

6)	Conditions for exercise of the share options

7)	To be determined in accordance with Section 6 above.

8)	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased upon exercise of the share options

To be determined in accordance with Section 7 above.

9)	Events for acquiring the share options by the Restructuring Company

10)	To be determined in accordance with Section 8 above.

10.	Allotment date for the share options

December 17, 2007

11.	Share option certificates

The share option certificates shall be issued if and only if a Share Options Holder makes a request therefor.

Exhibit 5

Outline of Series 2 Share Options of TSI HOLDINGS CO., LTD.

1.	Name of the share options

Series 2 Share Options of TSI HOLDINGS CO., LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of TSI HOLDINGS CO., LTD. (the “Company”), and the number of shares subject to each share option shall be 165 shares.

In the event the Company conducts any stock split or stock consolidation, the number of shares which are the subject of the share options shall be adjusted by the formula below. However, this adjustment shall be made only for the number of shares that are the subject of share options which have not been exercised as of the relevant point in time, and the number of shares less than 100 that are generated as a result of the adjustment shall be disregarded.

Number of shares	=	Number of shares	x	Ratio of stock split
after adjustment		before adjustment		or stock consolidation

Furthermore, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company and the share options are succeeded; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the number of shares that are the subject of the share options; the Company may adjust the number of shares to the extent necessary.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the share options shall be the amount to be paid for each share that will be delivered upon exercise of the respective share options (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 1,264.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options, the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price	=	Exercise Price	x	1
after adjustment		before adjustment		Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options, the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share
Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” and “Exercise Price per Share” shall be replaced with the terms “Number of Treasury Shares to be Disposed of” and “Disposal Price per Share,” respectively.

In addition, after the allotment date for the share options, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company, and the share options are succeeded or; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent necessary.

5.	Exercise period of the share options

From June 1, 2011 to November 30, 2012

6.	Conditions for exercise of the share options

(1)	A person allotted with a share option (“Share Options Holder”) shall be a director, employee of the Company or Company’s subsidiary, or hold a position similar thereto, continuously from the time of the allotment to the time of exercise of the share option unless such person has resigned from the above position upon expiration of an appointed term of office, faced mandatory retirement or has any legitimate reason equivalent thereto.

(2)	In the event a Share Options Holder deceases, the share option will not be inherited by any heir of the Share Options Holder.

(3)	The respective share options may not be exercised partially.

(4)	Any other conditions for the exercise of the share options shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the Share Options Holders.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If the ordinary meeting of shareholders approves a merger agreement under which the Company will be a dissolving company, or a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without compensation on a date separately determined by the board of directors.

(2)	If the rights become un-exercisable under Section 6 above (“Conditions for exercise of the share options”), the Company may acquire the relevant share options held by the Share Options Holders without compensation.

9.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs (1) through (5) below (the “Restructuring Company”) pursuant to the conditions provided in Paragraph (6) below, share options of the Restructuring Company shall be issued. In such event, the share options of the Company will be null and void.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

(6)	Conditions

1)	Number of the share options of the Restructuring Company to be issued

The same number of the share options held by the holders of the share options of the Company existing at the time of the relevant restructuring coming into effect, will be distributed respectively.

2)	Type of shares of the Restructuring Company that are the subject of the share options

Shares of common stock of the Restructuring Company.

3)	Number of shares of the Restructuring Company that are the subject of the share options

It shall be determined in accordance with Section 2 above, upon taking into consideration the conditions for the relevant restructuring and the like.

4)	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options to be distributed shall be the adjusted exercise price after the restructuring, upon taking into consideration the conditions for the relevant restructuring and the like, multiplied by the number of shares that are subject of the share options.

5)	Exercise period for the share options

From the commencement date of the period during which the share options of the Company may be exercised as provided in Section 5 above or the effective date of the relevant restructuring, whichever is later, to the expiration date for the period during which the share options of the Company may be exercised as provided in Section 5 above.

6)	Conditions for exercise of the share options

To be determined in accordance with Section 6 above.

7)	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased upon exercise of the share options

To be determined in accordance with Section 7 above.

8)	Events for acquiring the share options by the Restructuring Company

To be determined in accordance with Section 8 above.

10.	Allotment date for the share options

June 1, 2011

11.	Share option right certificates

The share option certificates shall be issued if and only if a Share Options Holder makes a request therefor.

Exhibit 6

Outline of Series 5-2 Share Options of SANEI-INTERNATIONAL CO.,LTD.

1.	Name of the share options

Series 5-2 Share Options of SANEI-INTERNATIONAL CO.,LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of SANEI-INTERNATIONAL CO.,LTD. (the “Company”), and the number of shares subject to each share option shall be 100 shares.

In the event the Company conducts any stock split or stock consolidation, the number of shares which are the subject of the share options shall be adjusted by the formula below. However, this adjustment shall be made only for the number of shares that are the subject of share options which have not been exercised as of the relevant point in time, and the number of shares less than 100 that are generated as a result of the adjustment shall be disregarded.

Number of shares after adjustment	=	Number of shares before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company and the share options are succeeded; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the number of shares that are the subject of the share options; the Company may adjust the number of shares to the extent necessary.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options shall be the amount to be paid for each share that will be delivered upon exercise of the share option (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 1,581.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options, the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options, the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share
Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” and “Exercise Price per Share” shall be replaced with the terms “Number of Treasury Shares to be Disposed of” and “Disposal Price per Share,” respectively.

In addition, after the allotment date for the share options, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company, and the share options are succeeded or; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent necessary.

5.	Exercise period of the share options

From December 1, 2009 to November 30, 2012

6.	Conditions for exercise of the share options

(1)	A person allotted with a share option (“Share Options Holder”) shall be a director, employee of the Company or Company’s subsidiary, or hold a position similar thereto, continuously from the time of the allotment to the time of exercise of the share option unless such person has resigned from the above position upon expiration of an appointed term of office, faced mandatory retirement or has any legitimate reason equivalent thereto.

(2)	In the event a Share Options Holder deceases, the share option will not be inherited by any heir of the Share Options Holder.

(3)	The respective share options may not be exercised partially.

(4)	Any other conditions for the exercise of the share options shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the share options Holders pursuant to resolutions of the ordinary meeting of shareholders for the 58th fiscal year and the board of directors of the Company.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If the ordinary meeting of shareholders approves a merger agreement under which the Company will be a dissolving company, or a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without compensation.

(2)	If the rights become un-exercisable under Section 6 above (“Conditions for exercise of the share options”), the Company may acquire the relevant share options held by the Share Options Holders without compensation.

9.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs (1) through (5) below (the “Restructuring Company”) pursuant to the conditions provided in Paragraph (6) below, share options of the Restructuring Company shall be issued. In such event, the share options of the Company will be null and void.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

(6)	Conditions

1)	Number of the share options of the Restructuring Company to be issued

The same number of the share options held by the holders of the share options of the Company existing at the time of the relevant restructuring coming into effect, will be distributed respectively.

2)	Type of shares of the Restructuring Company that are the subject of the share options

Shares of common stock of the Restructuring Company.

3)	Number of shares of the Restructuring Company that are the subject of the share options

It shall be determined in accordance with Section 2 above, upon taking into consideration the conditions for the relevant restructuring and the like.

4)	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options to be distributed shall be the adjusted exercise price after the restructuring, upon taking into consideration the conditions for the relevant restructuring and the like, multiplied by the number of shares that are subject of the share options.

5)	Exercise period for the share options

From the commencement date of the period during which the share options of the Company may be exercised as provided in Section 5 above or the effective date of the relevant restructuring, whichever is later, to the expiration date for the period during which the share options of the Company may be exercised as provided in Section 5 above.

6)	Conditions for exercise of the share options

To be determined in accordance with Section 6 above.

7)	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased upon exercise of the share options

To be determined in accordance with Section 7 above.

8)	Events for acquiring the share options by the Restructuring Company

To be determined in accordance with Section 8 above.

10.	Allotment date for the share options

February 15, 2008

11.	Share option certificates

The share option certificates shall be issued if and only if a Share Options Holder makes a request therefor.

Exhibit 7

Outline of Series 2-2 Share Options of TSI HOLDINGS CO., LTD.

1.	Name of the share options

Series 2-2 Share Options of TSI HOLDINGS CO., LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of TSI HOLDINGS CO., LTD. (the “Company”), and the number of shares subject to each share option shall be 165 shares.

In the event the Company conducts any stock split or stock consolidation, the number of shares which are the subject of the share options shall be adjusted by the formula below. However, this adjustment shall be made only for the number of shares that are the subject of share options which have not been exercised as of the relevant point in time, and the number of shares less than 100 that are generated as a result of the adjustment shall be disregarded.

Number of shares after adjustment	=	Number of shares before adjustment	x	Ratio of stock split or stock consolidation

Furthermore, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company and the share options are succeeded; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the number of shares that are the subject of the share options; the Company may adjust the number of shares to the extent necessary.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options shall be the amount to be paid for each share that will be delivered upon exercise of the share option (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 959.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options, the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options, the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share
Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” and “Exercise Price per Share” shall be replaced with the terms “Number of Treasury Shares to be Disposed of” and “Disposal Price per Share,” respectively.

In addition, after the allotment date for the share options, in the event the Company (i) conducts an absorption-type merger or consolidation-type merger with another company, and the share options are succeeded or; (ii) conducts an incorporation-type company split or absorption-type split; (iii) conducts an allotment of shares without contribution; or (iv) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent necessary.

5.	Exercise period of the share options

From June 1, 2011 to November 30, 2012

6.	Conditions for exercise of the share options

(1)	A person allotted with a share option (“Share Options Holder”) shall be a director, employee of the Company or Company’s subsidiary, or hold a position similar thereto, continuously from the time of the allotment to the time of exercise of the share option unless such person has resigned from the above position upon expiration of an appointed term of office, faced mandatory retirement or has any legitimate reason equivalent thereto.

(2)	In the event a Share Options Holder deceases, the share option will not be inherited by any heir of the Share Options Holder.

(3)	The respective share options may not be exercised partially.

(4)	Any other conditions for the exercise of the share options shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the Share Options Holders.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If the ordinary meeting of shareholders approves a merger agreement under which the Company will be a dissolving company, or a proposal of a share-for-share exchange agreement or a proposal of a share transfer under which the Company becomes a wholly-owned subsidiary, the Company may acquire the share options without compensation on a date separately determined by the board of directors.

(2)	If the rights become un-exercisable under Section 6 above (“Conditions for exercise of the share options”), the Company may acquire the relevant share options held by the Share Options Holders without compensation.

9.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs (1) through (5) below (the “Restructuring Company”) pursuant to the conditions provided in Paragraph (6) below, share options of the Restructuring Company shall be issued. In such event, the share options of the Company will be null and void.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

(6)	Conditions

1)	Number of the share options of the Restructuring Company to be issued

The same number of the share options held by the holders of the share options of the Company existing at the time of the relevant restructuring coming into effect, will be distributed respectively.

2)	Type of shares of the Restructuring Company that are the subject of the share options

Shares of common stock of the Restructuring Company.

3)	Number of shares of the Restructuring Company that are the subject of the share options

It shall be determined in accordance with Section 2 above, upon taking into consideration the conditions for the relevant restructuring and the like.

4)	Value of assets to be contributed upon exercise of the share options

The value of assets to be contributed upon exercise of the respective share options to be distributed shall be the adjusted exercise price after the restructuring, upon taking into consideration the conditions for the relevant restructuring and the like, multiplied by the number of shares that are subject of the share options.

5)	Exercise period for the share options

From the commencement date of the period during which the share options of the Company may be exercised as provided in Section 5 above or the effective date of the relevant restructuring, whichever is later, to the expiration date for the period during which the share options of the Company may be exercised as provided in Section 5 above.

6)	Conditions for exercise of the share options

To be determined in accordance with Section 6 above.

7)	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased upon exercise of the share options

To be determined in accordance with Section 7 above.

8)	Events for acquiring the share options by the Restructuring Company

To be determined in accordance with Section 8 above.

10.	Allotment date for the share options

June 1, 2011

11.	Share option certificates

The share option certificates shall be issued if and only if a Share Options Holder makes a request therefor.

Exhibit 8

Outline of Series 2 Share Options of TOKYO STYLE CO., LTD.

1.	Name of the share options

Series 2 Share Options of TOKYO STYLE CO., LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of TOKYO STYLE CO., LTD. (the “Company”), and the number of shares subject to each share option shall be the number obtained by multiplying the total number of the share options by 1,000.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The type of the contribution upon the exercise of the share options is cash, and the value thereof shall be the amount to be paid for each share upon exercise of the share option (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 778.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options (“Share Options Allotment Date”), the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options (except for sale of treasury stocks, and conversion or exercise of the share options or securities which are, or may be, convertible to common shares of the Company and share options under which issuance of common shares of the Company may be demanded (including those granted with the bonds with share options), pursuant to the provisions of Article 194 of the Companies Act), the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share
Market Value

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” shall be replaced with the terms “Number of Treasury Shares to be Disposed of.”

In addition, in the event the Company (i) conducts a merger; (ii) conducts an allotment of shares without contribution; or (iii) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent reasonable upon taking into account factors such as conditions of the merger or the like and the conditions for the allotment of shares without any contribution.

5.	Exercise period of the share options

From June 25, 2012 to June 24, 2015

6.	Conditions for exercise of the share options

(1)	A holder of a share option is required to be a director, corporate auditor or employee of the Company or Company’s affiliates at the time of exercise of the share options unless such holder has resigned from the above position upon expiration of an appointed term of office or faced mandatory retirement or the board of directors of the Company finds that there is a legitimate reason.

(2)	The share options shall not be inherited.

(3)

Any other conditions for the exercise shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between the Company and the subject holders of share options pursuant to resolutions of the ordinary meeting of shareholders of the Company for the 62nd fiscal year held on May 27, 2010 and the board of directors.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If a holder of a share option no longer satisfies the conditions for exercise of the share option as provided in Section 6 above, the Company may acquire the share option without compensation.

(2)	If the ordinary meeting of shareholders of the Company approves a proposal to approve a merger agreement under which the Company will be a dissolving company or a share exchange agreement or share transfer plan under which the Company will be a wholly-owned subsidiary, the Company may acquire the share options without any compensation.

9.	Restriction on acquisition of the share options by transfer

Any acquisition of the share options by transfer must be approved by a resolution of the board of directors of the Company.

10.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs below, share options of the relevant company provided below shall be issued in accordance with the ratio of the relevant restructuring.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

11.	Allotment date for the share options

June 25, 2010

Exhibit 9

Outline of Series 3 Share Options of TSI HOLDINGS CO., LTD.

1.	Name of the share options

Series 3 Share Options of TSI HOLDINGS CO., LTD.

2.	Type and number of shares subject to the share options

Type of shares subject to the share options shall be shares of common stock of Series 3 of TSI HOLDINGS CO., LTD. (the “Company”), and the number of shares subject to each share option shall be the number obtained by multiplying the total number of the share options by 1,000.

3.	Money to be paid-in in exchange for the share options

No money is required to be paid-in.

4.	Value of assets to be contributed upon exercise of the share options

The type of the contribution upon the exercise of the share options is cash, and the value thereof shall be the amount to be paid for each share upon exercise of the share option (the “Exercise Price”), multiplied by the number of shares that are subject of a share option, and the Exercise Price is JPY 778.

In the event the Company conducts any stock split or stock consolidation of its common shares after the allotment date for the share options (“Share Options Allotment Date”), the Exercise Price shall be adjusted by the formula below on the effective date thereof, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	1
Ratio of stock split or stock consolidation

In the event the Company conducts an issuance of new shares or a disposal of treasury stocks at prices below market value after the allotment date for the share options (except for sale of treasury stocks, and conversion or exercise of the share options or securities which are, or may be, convertible to common shares of the Company and share options under which issuance of common shares of the Company may be demanded (including those granted with the bonds with share options), pursuant to the provisions of Article 194 of the Companies Act), the Exercise Price per share shall be adjusted by the formula below, and any fractional amount less than one yen resulting from the adjustment shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	x	Shares Outstanding	+	Number of Newly Issued Shares	x	Exercise Price per Share
Market Value per Newly Issued Share

				Shares Outstanding	+	Number of Newly Issued Shares

The term “Shares Outstanding” in the above formula shall be calculated by subtracting the number of treasury shares of common stock held by the Company from the total number of issued shares of common stock of the Company, and in the event the treasury shares will be disposed of, the terms “Number of Newly Issued Shares” shall be replaced with the terms “Number of Treasury Shares to be Disposed of.”

In addition, in the event the Company (i) conducts a merger; (ii) conducts an allotment of shares without contribution; or (iii) otherwise requires an adjustment of the Exercise Price, the Company may adjust the Exercise Price to the extent reasonable upon taking into account factors such as conditions of the merger or the like and the conditions for the allotment of shares without any contribution.

5.	Exercise period of the share options

From June 25, 2012 to June 24, 2015

6.	Conditions for exercise of the share options

(1)	A holder of a share option is required to be a director, corporate auditor or employee of the Company or Company’s affiliates at the time of exercise of the share options unless such holder has resigned from the above position upon expiration of an appointed term of office or faced mandatory retirement or the board of directors of the Company finds that there is a legitimate reason.

(2)	The share options shall not be inherited.

(3)

Any other conditions for the exercise shall be stipulated in the “Agreement on Allocation of Share Options” entered into by and between TOKYO STYLE CO., LTD. and the subject holders of share options pursuant to resolutions of the ordinary meeting of shareholders of the Company for the 62nd fiscal year held on May 27, 2010 and the board of directors of TOKYO STYLE CO., LTD.

7.	Matters pertaining to the amount of stated capital and additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options

(1)	The amount of the stated capital to be increased in the event of issuance of shares upon exercise of the share options shall be one half (1/2) of the maximum increased amount of stated capital as calculated pursuant to the provisions of Article 17(1) of the Ordinance on Accounting of Companies, with any fraction less than one yen resulting from the computation being rounded up to the nearest one yen.

(2)	The amount of the additional paid-in capital to be increased in the event of issuance of shares upon exercise of the share options shall be calculated by subtracting the amount of increase in stated capital in accordance with Paragraph (1) above from the maximum increase amount of stated capital as provided in Paragraph (1) above.

8.	Events for acquiring the share options

(1)	If a holder of a share option no longer satisfies the conditions for exercise of the share option as provided in Section 6 above, the Company may acquire the share option without compensation.

(2)	If the ordinary meeting of shareholders of the Company approves a proposal to approve a merger agreement under which the Company will be a dissolving company or a share exchange agreement or share transfer plan under which the Company will be a wholly-owned subsidiary, the Company may acquire the share options without any compensation.

9.	Restriction on acquisition of the share options by transfer Any acquisition of the share options by transfer must be approved by a resolution of the board of directors of the Company.

10.	Treatment of the share options in the event of the restructuring of the Company

In the event an agreement that is prepared for, or a plan of, restructuring provides for issuance of share options of a company that falls under any of Paragraphs below, share options of the relevant company provided below shall be issued in accordance with the ratio of the relevant restructuring.

(1)	Merger (only if the Company will be dissolved)

Company that remains after the merger or a company to be incorporated by the merger

(2)	Absorption-type company split

Company that succeeds all or part of rights and obligations that are held by the company that conducts the absorption-type company split and that are related to its business

(3)	Incorporation-type company split

Company to be incorporated by the incorporation-type company split

(4)	Share exchange

Company that acquires all of the outstanding shares of the company that conducts the share exchange

(5)	Share transfer

Company to be incorporated by the share transfer

11.	Allotment date for the share options

June 1, 2011

3.	Appropriateness of the Provisions Concerning the Matters Listed in Article 773(1)(v) and (vi) of the Companies Act

(1)	The Company and TOKYO STYLE have determined the ratio of allotment of common shares of “TSI HOLDINGS CO., LTD.” to be issued to the respective shareholders of the Company and TOKYO STYLE, which will be its wholly-owned subsidiaries, upon the incorporation of “TSI Holding Co., Ltd.” by way of the Share Transfer (“Share Transfer Ratio”) as follows:

(a)	Description of the allotments in the Share Transfer (Share Transfer Ratio)

Company	TOKYO STYLE	Company
Share Transfer Ratio	1.00	1.65

(Note 1)	1 share of common stock of “TSI HOLDINGS CO., LTD.” will be allotted and delivered for each share of common stock of TOKYO STYLE, and 1.65 shares of common stock of “TSI HOLDINGS CO., LTD.” will be allotted and delivered for each share of common stock of the Company in the Share Transfer. A share unit for “TSI HOLDINGS CO., LTD.” is scheduled to be 100 shares.

In case there is any fraction of less than one share of common stock of “TSI HOLDINGS CO., LTD.” that is to be delivered to the shareholders of TOKYO STYLE or the Company in the Share Transfer, a cash amount equivalent to that fraction will be paid to the shareholders pursuant to Article 234 of the Companies Act of Japan and other relevant laws and regulations.

The Share Transfer Ratio above may be changed through mutual consultation between both companies if any material change occurs with regard to any of the various conditions upon which the ratio has been determined.

(Note 2)	New shares to be issued by “TSI HOLDINGS CO., LTD.”

115,791,503 shares of common stock (tentative)

The number of newly issued “TSI HOLDINGS CO., LTD.” shares has been calculated based on the total number of issued and outstanding shares of TOKYO STYLE (102,507,668 shares) and those of the Company (17,780,200 shares) as of August 31, 2010; provided, however, that the respective treasury stock which the companies held as of August 31, 2010 (TOKYO STYLE: 14,402,930 shares; Company: 1,000,342 shares) have not been included as shares to be exchanged with the new shares in calculating the above number because TOKYO STYLE and the Company plan to cancel all of their treasury shares by the day before the incorporation of “TSI HOLDINGS CO., LTD.” The number of shares to be issued by “TSI HOLDINGS CO., LTD.” may change if share options are exercised before the incorporation date of “TSI HOLDINGS CO., LTD.”

(b)	Basis for calculation of description of the allotments in the Share Transfer (Share Transfer Ratio)

1)	Measures to ensure the fairness

In order to ensure the fairness of the Share Transfer Ratio to be used in the Share Transfer, TOKYO STYLE and the Company appointed ABeam M&A Consulting Ltd. (“ABeam M&A Consulting”) and Trustees Consulting LLP (“Trustees Consulting”), respectively, as its independent institution for the calculation of the Share Transfer Ratio regarding the management integration, respectively requested the calculation of the Share Transfer Ratio and obtained a share transfer ratio calculation report.

Neither TOKYO STYLE nor the Company has obtained a fairness opinion (evaluation on fairness) from a third-party institution.

2)	Measures to avoid conflicts of interest

No special measures to avoid conflicts of interest have been taken due to the fact that no director of TOKYO STYLE and the Company also serves as a director, executive or an employee of the other company.

3)	Basis of calculation

As the common stock of each company has a market price, ABeam M&A Consulting employed the average market price method, as well as the comparable peer company method and the DCF (discounted cash flow) method, to calculate the range of the Share Transfer Ratio, after analysis of the various conditions of the Share Transfer. When calculating by the average market price method, ABeam M&A Consulting, upon considering the recent level of the share prices, determined that it is reasonable to use the market prices for a certain period of time, and used the latest closing price, the average closing prices and the volume weighted average prices for periods of one month, three months and six months prior to the appraisal reference date, with the appraisal reference date as October 13, 2010, because (a) singularities in the value formation process cannot be eliminated when using a share price at a certain point of time, and (ii) the share price taking into account the current level of each company’s profitability will not be reflected when using an average share price for an extensive period of time. ABeam M&A Consulting also employed the comparable peer company method, after analysis of various comparative indicators of peer companies, based on its determination that it can reflect the objectivity of the capital markets in a same way as the average market price method as it uses the share prices and financial data of peer companies. ABeam M&A Consulting determined that the DCF method is suitable in evaluating a going business because it is based on a company’s future free cash flow, and evaluated the corporate value by discounting at a certain discount rate the future free cash flow calculated based on the business projections of both companies to arrive at a present value.

The results of the calculation for each method are as follows. The ranges of the Share Transfer Ratio below are those for the common stock of the Company vis-à-vis one share of common stock of TOKYO STYLE.

	Method	Range of the Share Transfer Ratio
(a)	Average Market Price Method	1.29~1.72
(b)	Comparable Peer Company Method	1.09~1.62
(c)	Discounted Cash Flow Method	1.57~1.74

ABeam M&A Consulting used the information provided by both companies and publicly available information to calculate the Share Transfer Ratio on the assumption that all such information and materials are accurate and complete, and ABeam M&A Consulting has not conducted any independent verification of the accuracy and completeness of these information and materials. In addition, ABeam M&A Consulting has not made any independent evaluation, appraisal or verification of the assets or liabilities (including contingent liabilities) of either company or their affiliates (including analysis or evaluation of each individual asset or liability), nor has requested appraisal or verification to a third-party institution. ABeam M&A Consulting assumed that the financial projections for both companies have been rationally prepared on the basis of the best possible estimates and judgments available at this point in time from the management of each company. The calculation by ABeam M&A Consulting reflects information and the various economic conditions as of October 13, 2010.

The results of the calculation of the Share Transfer Ratio submitted by ABeam M&A Consulting do not present an opinion on fairness (fairness opinion) of the Share Transfer Ratio for the Share Transfer.

As the common stock of each company has a market price, Trustees Consulting employed the average market price method, as well as the DCF (discounted cash flow) method, to calculate the range of the Share Transfer Ratio. When calculating by the average market price method, Trustee Consulting, upon considering the recent level of the share prices, determined that it is reasonable to use the market prices for a certain period of time, and used the calculated range of the Share Transfer Ratio based on the latest closing price, the average closing prices and the closing volume average prices for periods of one month, three months and six months prior to the appraisal reference date, with the appraisal reference date as October 13, 2010, because (a) singularities in the value formation process cannot be eliminated when using a share price at a certain point of time, and (ii) the share price taking into account the current level of each company’s profitability will not be reflected when using an average share price for an extensive period of time. Trustees Consulting determined that the DCF method is suitable in evaluating a going business because it is based on a company’s future free cash flow, and evaluated the corporate value by discounting at a certain discount rate the future free cash flow calculated based on the business projections of both companies, results of financial and tax-related due diligence and interviews with the management of each company to arrive at a present value.

The results of the calculation for each method are as follows. The ranges of the Share Transfer Ratio below are those for the common stock of the Company vis-à-vis one share of common stock of TOKYO STYLE.

	Method	Range of the Share Transfer Ratio
(a)	Average Market Price Method	1.293~1.719
(b)	Discounted Cash Flow Method	1.527~2.145

Trustees Consulting used the information provided by both companies and publicly available information to calculate the Share Transfer Ratio on the assumption that all such information and materials are accurate and complete, and Trustees Consulting has not conducted any independent verification of the accuracy and completeness of these information and materials. In addition, Trustees Consulting has not made any independent evaluation, appraisal or verification of the assets or liabilities (including contingent liabilities) of either company or their affiliates (including analysis or evaluation of each individual asset or liability). Trustees Consulting assumed that the financial projections for both companies have been rationally prepared on the basis of the best possible estimates and judgments available at this point in time from the management of each company. The calculation by Trustees Consulting reflects the above mentioned information as of October 13, 2010.

4)	Background of calculation

As described above, TOKYO STYLE requested ABeam M&A Consulting and the Company requested Trustees Consulting to calculate the Share Transfer Ratio to be used in the Share Transfer, both companies considered various factors such as the financial and assets conditions and future projections in a comprehensive manner while referencing the results of the calculations by such third party institutions, and upon careful deliberation, both companies determined that the above mentioned Share Transfer Ratio is appropriate.

5)	Relationship with calculating institutions

Neither ABeam M&A Consulting nor Trustees Consulting, the institutions requested to calculate the Share Transfer Ratio, is a “related party” of either TOKYO STYLE or the Company.

(2)	The Company and TOKYO STYLE have determined the respective amounts of the capital, reserves, etc. of “TSI HOLDINGS CO., LTD.” upon the incorporation of “TSI HOLDINGS CO., LTD.” by way of the Share Transfer as follows:

(a)	The respective amounts of the capital, reserves, etc. of “TSI HOLDINGS CO., LTD. are as follows:

(i)	Capital	JPY	15,000,000,000
(ii)	Capital Reserve	JPY	3,750,000,000
(iii)	Earned Reserve	JPY	0

(b)	The respective amounts of the capital, reserves, etc. of “TSI HOLDINGS CO., LTD.” above have been determined within the scope of the provisions of Article 52 of the Ordinance on Accounting of Companies upon comprehensive consideration and review of the post-incorporation capital strategies, etc. of “TSI HOLDINGS CO., LTD.” and consultation between the Company and TOKYO STYLE.

4.	Appropriateness of the Provisions Concerning the Matters Listed in Article 773(1)(ix) and (x) of the Companies Act in Relation to the Share Options Issued by the Company and TOKYO STYLE in Accordance with Article 808(3)(iii) of the Companies Act

Taking into account the terms and conditions of the share options listed in (1) through (4) below which the Company and TOKYO STYLE respectively issued and the Share Transfer Ratio, and from the perspective of equally protecting the rights of the holders of shares of common stock and the holders of the respective share options, the Company and TOKYO STYLE have determined to issue the respective share options of “TSI HOLDINGS CO., LTD.” to the holders of the relevant respective share options in exchange for the relevant respective share options held thereby, under the terms, conditions and ratio provided in (1) through (4) below:

(1)	To the holders of Series 4 Share Options of SANEI-INTERNATIONAL CO.,LTD. (terms and conditions of which are as provided in the Share Transfer Plan Exhibit 2 hereof), one (1) unit of Series 1 Share Options of “TSI HOLDINGS CO., LTD.” as stated in the Share Transfer Plan Exhibit 3 hereof in exchange for one (1) unit of the relevant share options held thereby.

(2)	To the holders of Series 5 Share Options of SANEI-INTERNATIONAL CO.,LTD. (terms and conditions of which are as provided in the Share Transfer Plan Exhibit 4 hereof), one (1) unit of Series 2 Share Options of “TSI HOLDINGS CO., LTD.” as stated in the Share Transfer Plan Exhibit 5 hereof in exchange for one (1) unit of the relevant share options held thereby.

(3)	To the holders of Series 5-2 Share Options of SANEI-INTERNATIONAL CO.,LTD. (terms and conditions of which are as provided in the Share Transfer Plan Exhibit 6 hereof), one (1) unit of Series 2-2 Share Options of “TSI HOLDINGS CO., LTD.” as stated in the Share Transfer Plan Exhibit 7 hereof in exchange for one (1) unit of the relevant share options held thereby.

(4)	To the holders of Series 2 Share Options of TOKYO STYLE CO., LTD. (terms and conditions of which are as provided in the Share Transfer Plan Exhibit 8 hereof), one (1) unit of Series 3 Share Options of “TSI HOLDINGS CO., LTD.” as stated in the Share Transfer Plan Exhibit 9 hereof in exchange for one (1) unit of the relevant share options held thereby.

5.	Matters Concerning TOKYO STYLE

(1)	Details of financial statements for the most recent business year (Ending on February 2010)

The details of the financial statements of TOKYO STYLE for the business year ending on February 2010 is as provided in the Reference Materials for the Extraordinary Meeting of Shareholders (Supplementary Volume) Exhibits for Proposal 1 “Matters Regarding TOKYO STYLE CO., LTD. for the Business Year Ending on February, 2010.”

(2)	Details of subsequent events that materially affect the condition of the corporate assets that have taken place after the last day of the most recent business year

(a)	Acquisition of fixed assets

TOKYO STYLE, at the board of directors’ meeting held on June 24, 2010, adopted a resolution to acquire the following real estate, entered into a real estate sale and purchase agreement on August 4 of the said year, and received the delivery of the real estate on August 26 of the said year.

Location	Segment	Equipment	Book Value (Unit: JPY million)
			Buildings and structures	Land (m2)	Total
Jinnan, Shibuya-ku, Tokyo	Fashion, apparel and general merchandise related business	Land and building on which the head office and headquarter of Nano Universe Co., Ltd., a consolidated subsidiary of TOKYO STYLE, is located	719	1,919 (380.42)	2,639

(b)	Changes in consolidated subsidiaries

On August 27, 2010, it was determined that TOKYO STYLE would acquire an interest in Beijing Tsubomi Fashion Co., Ltd. and make it a subsidiary, and made the investment as of November 30 of the said year. The summary of the company which newly became a consolidated subsidiary is as follows:

(1) Name	Beijing Tsubomi Fashion Co., Ltd.

(2) Location	Jian Wai Soho, Building B, Room 1107-1108, 39 East Third Ring Road, Chaoyang District, Beijing 100022, China

(3) Names and Titles of Representatives	Chairman of the Board of Directors: Noritaka Izaki President: Tsubomi Murayama

(4) Business	Planning, manufacturing and sales of clothes, accessories, etc.

(5) Capital	USD 500,000

(6) Date of Incorporation	October 29, 1996

(7) Shareholders	TOKYO STYLE: 51%; Tsubomi Murayama: 49%

(8) Date of the Investment by TOKYO STYLE	November 30, 2010

(9) Sales of Most Recent 3 Years	(Unit: CNY 1,000)

(Business Year)	Ending on December 2007	Ending on December 2008	Ending on December 2009
(Sales)	56,393	76,513	92,765

Tokyo Style Sewing Sukagawa Co., Ltd., which was a consolidated subsidiary of TOKYO STYLE, adopted a resolution to dissolve at an extraordinary shareholders’ meeting held on September 30, 2010, and completed liquidation on December 30 of the said year.

The summary of the dissolved and liquidated company is as follows:

(1) Name	Tokyo Style Sewing Sukagawa Co., Ltd.

(2) Location	197 Hinatamachi, Sukagawa-shi, Fukushima-ken

(3) Names and Titles of Representatives	Kazuaki Oya, Representative Director and President

(4) Business	Sewing Womens’ Apparel

(5) Capital	JPY 50,000,000

(6) Date of Incorporation	November 19, 1970

(7) Shareholders	TOKYO STYLE: 100%

(8) Liquidation Completion Date	December 30, 2010

6.	Subsequent Events of the Company that Materially Affect the Condition of the Corporate Assets that Have Taken Place after the Last Day of the Most Recent Business Year

(1)	Business transfer to a subsidiary by way of company split

The Company, at the board of directors’ meeting held on June 14, 2010, adopted a resolution to transfer its businesses pertaining to production management (including trade operations and quality management) and logistics management (excluding the business related to patterns) to Sanei Production Network Co., Ltd., a wholly-owned subsidiary of the Company (incorporated on May 27, 2010), entered into a simplified absorption-type company split agreement as of the date thereof, and completed such company split on September 1, 2010.

Business relationships, etc. under the common control:

Business Transfer to a Subsidiary by way of Company Split

(a)	Name and details of the company or business subject to the business combination

Company Name	Name of Business	Details of Business
Company	Apparel business	Production and logistics businesses

(b)	Legal method of the business combination

A simplified absorption-type company split, with the Company being the splitting company and Sanei Production Network Co., Ltd., a wholly-owned subsidiary of the Company, being the successor company.

(c)	Name after the business combination

Sanei Production Network Co., Ltd.

(d)	Outline of the transaction including the purpose of the transaction

1)	Purpose of the company split

The purpose is to centralize purchasing and procurement of finished goods and merchandizes within the Company Group in order to establish a prompt supply mechanism with quality and cost corresponding to the customer values.

2)	Day of the company split (effective date)

September 1, 2010

e)	Outline of the executed accounting treatment

The transaction was treated as a “transaction under common control” in accordance with “Accounting Standard for Business Combination” (Corporate Accounting Standard No. 21 of December 26, 2008), and “Corporate Accounting Standards Implementation Guidelines Regarding Accounting Standard for Business Combination and Accounting Standard for Business Split, etc. (Corporate Accounting Standards Implementation Guidelines No. 11, December 26, 2008).

(2)	Withdrawal from Welfare Pension Fund

The Company passed a resolution at the board of directors’ meeting held on December 14, 2010 to withdraw from welfare pension fund, Osaka Orimonosho Welfare Pension Fund, of which the Company and part of its domestic consolidated-subsidiaries have been members.

(a)	Reason and details of the withdrawal

The Company and part of its subsidiary group companies (PlaX Co., Ltd. and Sanei Production Network Co., Ltd.) have been members of a comprehensive incorporation-type pension fund, Osaka Orimonosho Welfare Pension Fund, for the purpose of enhancing benefit programs for the employees. However, as there is a possibility that the future results of the asset management by the said fund may have a material impact on the performance of the Company Group, we have decided to withdraw from the said fund to fundamentally resolve such future risk, and restore our financial health.

Based on the foregoing, the Company is in the process of seeking consent from the board of representatives of the said fund and approval from the Health, Labour and Welfare Ministry, and the Company plans to withdraw from the said fund by March of 2011.

(b)	Impact on the business performance

Upon withdrawal from the said fund, losses of approximately JPY 4,800,000,000 (estimated) on non-consolidated results and approximately JPY 5,000,000,000 on consolidated results are expected to be incurred as extraordinary premium for withdrawal, and if such withdrawal takes place as intended by the Company, such losses will be recorded as extraordinary losses for the accounting period ending on August, 2011.

7.	Matters Provided in Article 74 of the Ordinance for Enforcement of the Companies Act Concerning the Individuals who will become Directors of “TSI HOLDINGS CO., LTD.”

The individuals who will become the directors of “TSI HOLDINGS CO., LTD.” are as follows:

Name (Date of Birth)	Profile, Positions, Responsibilities and Material Concurrently Held Positions		(1) Number of Shares of TOKYO STYLE Held (2) Number of Shares of the Company Held (3) Number of Shares of “TSI HOLDINGS CO., LTD.” to be Allotted
Masahiko Miyake (January 3, 1935)	Mar. 1962	Joined the Company	(1) (2) (3)	0 923,844 1,524,342
	Oct. 1972	Director of the Company
	Sept. 1980	Executive Director of the Company
	Nov. 1996	Representative Director and President of the Company
	July 2008	Director and Adviser of the Company
	Sept. 2008	Director, Adviser, and Manager of the International Business Headquarters of the Company
	Nov. 2008	Director and Chairman and Manager of the International Business Headquarters of the Company (Currently Held)
	Sept. 2010	Director and Chairman of the Company in Charge of Overseas Strategy (Currently Held)

Name (Date of Birth)	Profile, Positions, Responsibilities and Material Concurrently Held Positions		(1) Number of Shares of TOKYO STYLE Held (2) Number of Shares of the Company Held (3) Number of Shares of “TSI HOLDINGS CO., LTD.” to be Allotted
Yoshiki Nakajima (December 25, 1953)	Mar. 1976	Joined TOKYO STYLE	(1) (2) (3)	25,000 0 25,000
	Mar. 1993	General Manager of the Corporate Planning Department of TOKYO STYLE
	Mar. 2003	Corporate Officer and General Manager of the Administration of TOKYO STYLE
	May 2003	Director of the Company and General Manager of the Administration of TOKYO STYLE
	May 2005	Managing Director of the Company and General
Manager of the Administration and the Personnel Division of TOKYO STYLE
	Sept. 2009	Representative Director and President of TOKYO STYLE (Currently Held)

Takahiko Miyake (March 20, 1965)	Aug. 1990	Joined the Company	(1) (2) (3)	0 2,289,200 3,777,180
	Nov. 1997	Director of the Company
	Aug. 2000	Executive Director of the Company
	Sept. 2003	Executive Director and General Manager of Management Strategy Headquarters of the Company
	Sept. 2004	Executive Director and Executive General Manager of International Business Headquarters of the Company
	Nov. 2005	Director and Vice President of the Company
	Jul. 2008	Representative Director and Vice President of the Company
	Nov. 2008	Representative Director and President of the Company (Currently Held)
	Jan. 2009	Representative Director, President and CEO and
Executive General Manager of the Business Headquarters of the Company

Name (Date of Birth)	Profile, Positions, Responsibilities and Material Concurrently Held Positions		(1) Number of Shares of TOKYO STYLE Held (2) Number of Shares of the Company Held (3) Number of Shares of “TSI HOLDINGS CO., LTD.” to be Allotted
Haruki Harashima (January 11, 1951)	Mar. 1973	Joined TOKYO STYLE	(1) (2) (3)	27,000 0 27,000
	Aug. 1985	General Manager of Aylesbury Business of TOKYO STYLE
	May 1993	Director and General Manager of Department Store Sales Division No. 1 of TOKYO STYLE
	May 1997	Director and Branch Manager of Osaka Branch of TOKYO STYLE
	May 2003	Corporate Officer and General Manager of Department Store Sales Division No. 3 of TOKYO STYLE
	May 2006	Managing Director in Charge of Sales No. 1 of TOKYO STYLE
	Sep. 2009	Managing Director and General Manager of Metropolitan-Area Business Division Missy/Mrs. of TOKYO STYLE
	Mar. 2010	Senior Managing Director of TOKYO STYLE and General Manager of Business s Headquarters
	Oct. 2010	Representative Director and Senior Managing Director of TOKYO STYLE and General Manager of Business Headquarter (Currently Held)

Keiji Hirose (February 13, 1962)	Feb. 1989	Joined the Company	(1) (2) (3)	0 2,600 4,290
	Sept. 1996	General Manager of Pinky & Dianne / NOVESPAZIO Business Department of the Company
	Sept. 2001	Executive Officer of the Company
	Nov. 2003	Director of the Company (Currently Held)
	Sept. 2008	Director and Executive General Manager of the Business Development Headquarters of the Company
	Sept. 2009	Director, Executive General Manager of Marketing Integration Headquarters and Executive General Manager of Store Business Headquarters of the Company
	Oct. 2009	Director and Managing Executive Officer of the Company (Currently Held)
	Sept. 2010	Director, Managing Executive Officer and Executive General Manager of Business Headquarters (Currently Held)

Noritaka Izaki (July 1, 1955)	Mar. 1978	Joined TOKYO STYLE	(1) (2) (3)	2,000 0 2,000
	Mar. 2006	General Manager of the Overseas Business Division of TOKYO STYLE
	Jul. 2007	Chairman of Directors and President of TOKYO STYLE Shanghai Commercial Trading Co., Ltd. (Currently Held)
	Mar. 2010	Corporate Officer and General Manager of Overseas Business Division of TOKYO STYLE (Currently Held)
	Nov. 2010	Chairman of Beijing Tsubomi Fashion Co., Ltd. (Currently Held)

Name (Date of Birth)	Profile, Positions, Responsibilities and Material Concurrently Held Positions		(1) Number of Shares of TOKYO STYLE Held (2) Number of Shares of the Company Held (3) Number of Shares of “TSI HOLDINGS CO., LTD.” to be Allotted
Yoshinori Shinohara (March 1, 1935)	Feb. 1963	Registered as Certified Public Accountant	(1) (2) (3)	0 0 0
	Jul. 1969	Representative Partner of Auditing Company Yamato Accounting Office
	Dec. 1974	Representative Partner of Shinwa Auditing Company
	Jul. 1985	Representative Partner of Auditing Company Asahi Shinwa Accounting Company (Currently KPMG AZSA LLC)
	May 1999	Vice Chairman of Administrators of the above Auditing Company
	Aug. 2002	Representative Director of Shinohara Management and Economics Research Institute Co., Ltd. (Currently Held)
	Nov. 2002	Director of the Company (Currently Held)

Yuichi Iwasaki (October 18, 1932)	Apr. 1955	Joined Japanese National Railway	(1) (2) (3)	0 0 0
	Mar. 1984	Managing Director of the above company
	Jun. 1995	Representative Director and Vice Chairman of Directors of JTB Corp.
	Jun. 1996	Representative Director and President of LUMINE Co., Ltd.
	May 2000	Chairman of Japan Council of Shopping Centers
	Jun. 2001	Director and Chairman of LUMINE Co., Ltd.
	May 2002	Director of TOKYO STYLE (Currently Held)
	Nov. 2005	Chairman of Japan Rail Advertising Association (Currently Japan Association for Railroad Advertising Promotion) (Currently Held)
	May 2006	Adviser of Japan Council of Shopping Centers (Currently Held)

(Note)

1.	There is no special conflict of interest between the respective candidates for directors and the Company and TOKYO STYLE, and no special conflict of interest is expected to arise between each candidate and “TSI HOLDINGS CO., LTD.”

2.	Mr. Yoshinori Shinohara and Mr. Yuichi Iwasaki are candidates for outside directors provided in Article 2(3)(vii) of the Ordinance for Enforcement of the Companies Act.

3.	The reason for Mr. Yoshinori Shinohara becoming a candidate for outside director is that we have determined that his abundant experience and knowledge as a certified public accountant will be useful to further enhance the corporate governance of “TSI HOLDINGS CO., LTD.”

4.	The reason for Mr. Yuichi Iwasaki becoming a candidate for outside director is that we have determined that his abundant experience and deep knowledge as a management executive, such as the Fulltime Administrator of Japan National Railway, the Representative Director and Vice Chairman of JTB Corp., the Representative Director and President of LUMINE Co., Ltd., will be useful for overall management of “TSI HOLDINGS CO., LTD.”

5.	If the appointments of Mr. Yoshinori Shinohara and Mr. Yuichi Iwasaki are approved, “TSI HOLDINGS CO., LTD.” will enter into limited liability agreements with each individual, and the terms and conditions thereof will be that the maximum amount for which they will be liable when they incur liability to compensate for damages caused by neglect of their duties will be the amount to be determined in advance which will be JPY 6,000,000 or more or the amount provided under laws and regulations, whichever is higher.

8.	Matters Provided in Article 76 of the Ordinance for Enforcement of the Companies Act Concerning the Individuals who will become Corporate Auditors of “TSI HOLDINGS CO., LTD.”

The individuals who will become corporate auditors of “TSI HOLDINGS CO., LTD.” are as follows:

Name (Date of Birth)	Profile, Positions, Responsibilities and Concurrently Held Positions		(1) Number of Shares of TOKYO STYLE Held (2) Number of Shares of the Company Held (3) Number of Shares of “TSI HOLDINGS CO., LTD.” to be Allotted
Yoji Ninomiya (March 23, 1951)	Apr. 1975	Joined the Ministry of Finance	(1) (2) (3)	0 0 0
	Jul. 1999	Chief of Hokkaido Regional Finance Bureau
	Jul. 2001	Counselor at the Ministry Secretariat of the Ministry of Finance
	Jul. 2002	Chief of Kobe Custom
	Jul. 2003	Assistant Vice-Minister of the Ministry of Land, Infrastructure, Transportation and Tourism
	Jun. 2005	Administrator of the Open University of Japan
	Oct. 2008	Administrator of Japan Financial Institution for Municipal Companies (Currently Japan Finance Organization for Municipalities)

Name (Date of Birth)	Profile, Positions, Responsibilities and Concurrently Held Positions		(1) Number of Shares of TOKYO STYLE Held (2) Number of Shares of the Company Held (3) Number of Shares of “TSI HOLDINGS CO., LTD.” to be Allotted
Fumio Watanabe (March 7, 1948)	Nov. 1976	Joined Arthur Young and Company	(1) (2) (3)	0 0 0
	Sept. 1977	Joined Osawa Certified Public Accountants Office
	Mar. 1983	Registered as a Certified Public Accountant
	Feb. 1984	Registered as a Certified Public Tax Accountant
	Feb. 1984	Opened Watanabe Certified Public Accountant and Certified Public Tax Accountant Office
	May 1994	Accounting Auditor of TOKYO STYLE
	Jun. 2006	Outside Corporate Auditor of France Bed Holdings Co., Ltd. (Currently Held)

Saburo Horiuchi (January 14, 1945)	Oct. 1972	Registered as Certified Public Accountant	(1) (2) (3)	0 0 0
	May 1985	Partner of Shinwa Auditing Company
	Jul. 1985	Partner of Auditing Company Asahi Shinwa Accounting Company (Currently KPMG AZSA LLC)
	May 1993	Representative Partner of the above Auditing Company
	May 2003	Executive Administrator of the above Auditing Company
	Nov. 2004	Corporate Auditor of the Company (Currently Held)
	Jul. 2006	Outside Director of Meiji Yasuda Life Insurance Company (Currently Held)
	Jun. 2010	Outside Corporate Auditor of Mitsubishi Logistics Corporation (Currently Held)

(Note)

1.	There is no special conflict of interest between the respective candidates for corporate auditors and the Company and TOKYO STYLE, and no special conflict of interest is expected to arise between each candidate and “TSI HOLDINGS CO., LTD.”

2.	Mr. Yoji Ninomiya, Mr. Fumio Watanabe and Mr. Saburo Horiuchi are candidates for outside corporate auditors provided in Article 2(3)(viii) of the Ordinance for Enforcement of the Companies Act.

3.	The reason for Mr. Yoji Ninomiya becoming a candidate for outside corporate auditor is that we have determined that he will be able to appropriately perform the duties of outside corporate auditor of “TSI HOLDINGS CO., LTD.” because, after holding various key positions at the Finance Ministry, he served as the administrator of the Open University of Japan, the administrator of Japan Financial Institution for Municipal Companies (currently Japan Finance Organization for Municipalities) and is well-versed in finance and economy.

4.	The reason for Mr. Fumio Watanabe becoming a candidate for outside corporate auditor is that we have determined that he will be able to appropriately perform the duties of outside corporate auditor of “TSI HOLDINGS CO., LTD.” because he is well-versed in corporate financing and legal affairs as a certified public accountant and certified public tax accountant, and he holds sufficient knowledge to control corporate management.

5.	The reason for Mr. Saburo Horiuchi becoming a candidate for outside corporate auditor is that we have determined that he will be able to appropriately perform the duties of outside corporate auditor of “TSI HOLDINGS CO., LTD.” because he holds abundant experience and knowledge as a certified public accountant.

6.	If the appointments of Mr. Yoji Ninomiya, Mr. Fumio Watanabe and Mr. Saburo Horiuchi are approved, “TSI HOLDINGS CO., LTD.” will enter into limited liability agreements with each individual, and the terms and conditions thereof will be that the maximum amount for which they will be liable when they incur liability to compensate for damages caused by neglect of their duties will be the amount to be determined in advance which will be JPY 5,000,000 or more or the amount provided under laws and regulations, whichever is higher.

9.	Matters Provided in Article 77 of the Ordinance for Enforcement of the Companies Act Concerning the Individuals who will become the Accounting Auditor of “TSI HOLDINGS CO., LTD.”

The entity which will become the accounting auditor of “TSI HOLDINGS CO., LTD.” is as follows:

Name	KPMG AZSA LLC

Location of the Principal Office	1-2 Tsukudocho, Shinjuku-ku, Tokyo

Summary (As of October 31, 2010)	Number of Certified Public Accountants	2,465
	Number of Assistant Certified Public Accountants	128
	Number of Individuals Who Passed the New Exam	1,627
	Number of Professional Staff	825
	Number of Other Staff	571
	Total	5,616
	Capital Amount	JPY 3,000 million
	Number of Offices, etc.	13 Offices in Japan

History	Jul. 1985	Formed Auditing Company Asahi Shinwa Accounting Company
	Oct. 1993	Formed Asahi Auditing Company by a merger of Auditing Company Asahi Shinwa Accounting Company and Inoue Saito Eiwa Auditing Company (Formed in April 1978)
	Apr. 2003	Asahi Auditing Company formerly becoming a KPMG member firm
	Jan. 2004	Formed AZSA Auditing Company upon a merger of Asahi Auditing Company and AZSA Auditing Company, continually being a KPMG member firm
	Jul. 2010	Changed to LLC Auditing Company, and changed the corporate name to “KPMG AZSA LLC”

(Note)

KPMG AZSA LLC provided advisory services, which is a service besides other than those provided in Article 2(1) of the Certified Public Accountants Act (Non-Auditing Services), to the Company and received fees (JPY 24 million) during the last 2 years.

10.	Matters Provided in Articles 82 and 84 of the Ordinance for Enforcement of the Companies Act Concerning the Remunerations for Individuals who will become Initial Directors and Corporate Auditors of “TSI HOLDINGS CO., LTD.”, etc.

The remunerations, etc. of the initial directors and corporate auditors for the time period from the formation of “TSI HOLDINGS CO., LTD.” until the completion of the first ordinary meeting of shareholders thereof will be as provided in Article 2 of the Supplementary Provisions to the Articles of Incorporation, as stated on Page [14]. The initial number of directors and corporate auditors of “TSI HOLDINGS CO., LTD.” will be 8 (2 of which will be the outside directors) and 3 (all of whom will be outside corporate auditors), respectively.

Proposal No. 2: Partial Amendments to the Articles of Incorporation

1. Reasons for the Amendments

When the Share Transfer becomes effective as of June 1, 2011, the Company’s shareholder will be single company, which is “TSI HOLDINGS, CO., LTD.” the wholly-owning parent company by way of share transfer, and thus there will be no need for the record date system of the ordinary meeting of shareholders. Along with such change, the Articles of Incorporation shall be amended by deleting the provisions regarding the record date of the ordinary meeting of shareholders set forth in Article 12 of the current Articles of Incorporation, and moving up the Article numbers from Article 13 of the current Articles of Incorporation onward. The amendments to the Articles of Incorporation shall become effective as of June 1, 2011, under the conditions that Proposal No. 1 is approved, that the Share Transfer Plan approved by Proposal No. 1 has not lost its effect by the day before June 1, 2011, and that the Share Transfer has not been cancelled.

2. Details of the Amendments

The details of the amendments are as follows:

(The amended parts are underlined)

Current Articles of Incorporation	Proposed Amendments
(Record Date of Ordinary Meeting of Shareholders) Article 12. The record date of voting rights for ordinary meetings of shareholders of the Company shall be August 31 of each year.	<Deleted>
Article 13. | (Provisions omitted) | Article 40.	Article 12. | (Same as the current Articles of | Incorporation) Article 39.

-End-

SANEI-INTERNATIONAL CO.,LTD.

Location Map to the Venue of

the Extraordinary Meeting of Shareholders

Venue	Tokyo Head Office of our Company: SIA AOYAMA Building B1F 1-3-3 Shibuya, Shibuya-ku, Tokyo
TEL: 03-5467-1911

When Using the JR Line 12 minutes on foot from the East Exit (Miyamasu-Zaka side) of Shibuya Station of the JR Yamanote Line or Saikyo Line	When Using the Tokyo Metro 12 minutes on foot from the East Exit (Miyamasu-Zaka side) of Shibuya Station of the Tokyo Metro Ginza Line, Hanzomon Line, or Fukutoshin Line
When Using the Tokyu Line 12 minutes on foot from the East Exit (Miyamasu-Zaka side) of Shibuya Station of the Tokyu Toyoko Line or Denen-Toshi Line	When Using the Tokyo Metro 10 minutes on foot from the B2 Exit of Omote-Sando Station of the Tokyo Metro Ginza Line, Chiyoda Line, or Hanzomon Line
When Using the Keio Line 15 minutes on foot from the Central Exit of Shibuya Station of the Keio Inokashira Line

Reference Materials for the Extraordinary Meeting of Shareholders

(Supplementary Volume)

Exhibits for Proposal 1

“Matters Regarding TOKYO STYLE CO., LTD. for the Business Year Ending on February, 2010.”

SANEI-INTERNATIONAL CO.,LTD.

Business Report

(From March 1, 2009 to February 28, 2010)

1. Current State of the Company Group

(1) Progress and results of business

Although Japan’s economy gradually recovered from a long-term stagnation during this consolidated fiscal year due to increase in exports and the government’s economic policies, tight conditions continued with regard to employment and personal income, both hovering at low standards.

In the apparel industry, the decline of consumer appetite continued to persist with growing atmosphere of less spending and low cost tendencies, and prompt accommodation to changes in the consumers’ lifestyles and diversification of purchasing behaviors is required.

Under such circumstances, our Company Group stressed our never-changing primary management policy of “product-oriented principle”, and worked as a group on the development of products with true value satisfactory to our customers. Specifically, we developed original strategic fabrics and functional fabrics universal to all brands, and offered high-quality and high-value added products at reasonable prices through calculated productions at our directly-operated plants in and outside of Japan with high technical capabilities.

On the sales and marketing side, in addition to strengthening the coordination between sales and planning through expansion, etc. of the “sales and planning meetings”, we adopted new measures geared towards future business expansion, such as recruitment of persons from outside the company for development of new sales channels and new brands, and utilization of new in-store information systems by outside consultants.

On the management side, under the new management structure adopted due to the sudden passing of former president Mr. Takano, we are making high-precision management decisions and executing dynamic business operations by newly establishing a “management operations meeting” and the persons-in-charge of each of the sales and marketing, planning, production and administration sections furthering communications and mutual understandings.

With regard to the operations of the group, business performances of unique companies such as NANO UNIVERSE CO., Ltd., operating select shops, Jack Inc., handling U.S. street-style casual brand “STUSSY”, and SPIC INTERNATIONAL co., ltd., with the trendy men’s casual “Tornado Mart” as its primary brand, have continued to be steady, and these companies have expanded their business areas. In addition, we made Ijit Inc., a company run by designer Mr. Keiji Itakura, our subsidiary in June of last year, and have aggressively opened new stores of “Diary”, an original brand compilation shop.

Despite the adoption of these management measures, the slumbering market conditions in general we out of our control, and our business results were extremely disappointing for this consolidated fiscal year, with sales of JPY 52,196 million (16.7% decrease from previous year) and operating income of JPY 422 million (84.1% decrease from previous year). However, because of gains on devaluation of marketable securities we were able to record due to the recovery of the stock market, our ordinary income was JPY 4,281 (589.3% increase from previous year) and net income for the year was JPY 740 million (loss of JPY 9,391 million for the previous year).

1

Segment-by-segment sales of the Company Group

Segment	Amount (JPY mil.)	Composition ratio (%)	Ratio against previous year (%)
Fashion clothing/general merchandising related business	48,016	92.0	Δ17.2
Synthetic resin related business	3.311	6.3	Δ8.1
Other businesses	869	1.7	Δ18.0

Total	52,196	100.0	Δ16.7

(2) Capital investment and financing

The capital investment during this consolidate fiscal year was an aggregate of JPY 681 million, primarily as store development expenses, etc. such as in-shops.

The necessary finds were self-financed.

(3) Issues to be addressed

Although there are promising signs in part, it is expected that the employment climate and individual consumption will not yet recover and unpredictable situations will continue for corporate entities.

Our Company Group will make efforts to expand our sales scale and to recover our income structure on a full-scale basis by reshuffling our personnel and incorporating a structure to appropriately adapt to the changing times through a large-scale organizational reform and personnel relocation scheduled in March of this year.

On the product strategy side, we will review our brand portfolio in correspondence with the changes in the consumers’ needs and the market, will adjust the positioning of the existing brands concurrently with injection of new brands and designate five “focused brands”, and will make efforts to expand the scale of our brands by improving the brands’ cachet and recognition through media strategy along with strengthening from the product-side. We will also promote a new “value-targeting” named “S.V.M” (Super Value Merchandising) and make challenges to develop attractive products which can attain the approval and empathy of our customers.

On the sales strategy side, we plan to newly introduce new contemporary casual brands designed by up-and-coming designers from New York, beginning with our autumn and winter selections, in order to increase the sales in department stores. For “urban fashion buildings” and “semi-urban commercial complexes”, which are new sales channels for us, we will start simultaneously in Japan and China a new brand, “Lovedrose”, with a new scheme unprecedented in our company. In addition, for virtual markets such as T.V. mail order sales and internet sales, which are expanding rapidly, we will participate on a full-scale basis through such measures as the start of sales of our new T.V. mail order sales exclusive brand “Partenaire” in April of this year.

With regard to overseas strategy, on the sales side, we will focus on the rapidly-growing Chinese market on par with the domestic market and make even stronger efforts to open stores and diversify sales channels, and at the same time, will in the future enter and gain footing in markets other than China, such as Southeast Asian markets (namely Singapore and Malaysia), and the Indian and Russian markets. On the production side, as a part of our “China-plus-one strategy” which eyes the entire Southeast Asia, production operations using exclusive lines in Vietnam will start beginning with this year’s autumn and winter selections, and we envision construction of directly-operated plants in the near future.

2

With regard to M&A strategy, as multiple companies acquired during these past several years have contributed to our income, we as a group will continue in the future to aggressively make efforts to expand our business scale and strengthen our revenue base.

In order to promote these business strategies, we will proactively make attempts to find and nurture competent personnel from both inside and outside our company, and will adopt stock options and make revisions to our personnel systems and wage structure. We will also establish a more efficient and stronger organization through measure such as fundamental reform of the logistics system and renewal of the computer system.

We would highly appreciate further guidance and support from our shareholders.

(4) Changes in assets and income and losses

	59th term (FY ending Feb. 2007)	60th term (FY ending Feb. 2008)	61th term (FY ending Feb. 2009)	62th term (current term) (FY ending Feb. 2010)
Net sales (JPY million)	56,470	56,221	62,683	52,196
Ordinary income (JPY million)	8,515	3,668	621	4,281
Net income or net loss (Δ) (JPY million)	5,181	2,101	Δ9,391	740
Net income per share or net loss per share (Δ) (JPY)	55.58	23.56	Δ106.56	8.4
Gross assets (JPY million)	207,410	171,662	154,303	159,905
Net assets (JPY million)	175,415	155,875	137,036	144,049
Net assets per share (JPY)	1,867.92	1,753.05	1,533.60	1,613.35

Notes:

1.	Amounts using the unit “JPY million” have been rounded off to the million.
2.	Net income or net loss per share (Δ) has been calculated based on the average number of issued shares in the relevant term.
3.	Net assets per share has been calculated based on the total number of shares issued at the end of the relevant term.

3

(5) Status of significant parent company and subsidiaries

(a) Relationships with the parent company

Not applicable

(b) Status of significant subsidiaries

Corporate name	Capital (JPY million)	Company’s voting rights ratio (%)	Primary business
Tokyo Style Sewing Sukagawa Co., Ltd.	50	100.0	} Sewing work for the Company’s products
Tokyo Style Sewing Utsunomiya Co., Ltd.	30	100.0
Tokyo Style Sewing Yonezawa Co., Ltd.	72	100.0
Tokyo Style Sewing Morioka Co., Ltd.	50	100.0
Tokyo Style Sewing Yamanokuchi Co., Ltd.	20	100.0

Nano Universe Co., Ltd.	100	90.0	Manufacturing, wholesale, and retail sale of clothing, etc.

Jack Inc.	10	100.0	Import, wholesale, and retail sale of clothing, etc.

Spic International Co., Ltd.	40	75.5	Manufacturing, wholesale, and retail sale of clothing, etc.

(c) Results of the business combination

There are 18 consolidated subsidiaries including the above 8 significant subsidiaries and 1 equity method affiliate. The consolidated net sales for this fiscal year was JPY 52,196 million (16.7% decrease from the previous fiscal year) and the consolidated net income was JPY 740 million (previous fiscal year resulted with a loss of JPY 9,391 million).

(6) Details of the primary businesses

The Company Group’s primary businesses are planning, manufacturing, wholesale and retail sales of women’s wear and other fashion wear and general merchandises. In addition, we manufacture and sell plastic fiber related goods, etc. and conduct other businesses.

Classification	Details of business
Fashion wear and sundries related business	Designing, manufacturing, wholesale and retail sales of women’s wear, fashion wear and general merchandises

Plastic fiber related business	Manufacturing and sales of plastic fiber relating goods such as tag pins

Other businesses	Truck transportation business, etc.

4

(7) Major offices

Corporate name	Classification	Name	Location
TOKYO STYLE CO., LTD.	Company	Head Office	Chiyoda-ku, Tokyo
		Osaka Office	Osaka-shi, Osaka
		Fukuoka Office	Fukuoka-shi, Fukuoka
		Sapporo Office	Sapporo-shi, Hakkaido
		Shinjuku Sales Center	Shinjyuku-ku, Tokyo
		Utsunomiya Logistics Center	Utsunomiya-shi, Tochgi
		Hatogaya Products Management Center	Hatogaya-shi, Saitama

Tokyo Style Sewing Sukagawa Co., Ltd.	Subsidiary	Head office	Sukagawa-shi, Fukushima

Tokyo Style Sewing Utsunomiya Co., Ltd.	Subsidiary	Head office	Utsunomiya-shi, Tochigi

Tokyo Style Sewing Yonezawa Co., Ltd.	Subsidiary	Head office	Yonezawa-shi, Yamagata

Tokyo Style Sewing Morioka Co., Ltd.	Subsidiary	Head office	Morioka-shi, Iwate

Tokyo Style Sewing Yamanokuchi Co., Ltd.	Subsidiary	Head office	Miyakonojo-shi, Miyazaki

Nano Universe Co., Ltd.	Subsidiary	Head office	Shibuya-ku, Tokyo

Jack Inc.	Subsidiary	Head office	Makinohara-shi, Shizuoka

Spic International Co., Ltd.	Subsidiary	Head office	Meguro-ku, Tokyo

(8) Status of employees

(a) Status of the employees of the Company Group

Classification	Number of employees (increase/decrease from the previous fiscal year end)
Male	598	(decrease of 24)
Female	1,024	(decrease of 1)

Total	1,622	(decrease of 25)

(b) Status of the employees of the Company

Classification	Number of employees (increase/decrease from the previous fiscal year end)		Average age	Average years of service
Male	166	(decrease of 12)	44.8	20 yrs 10 months
Female	254	(increase of 22)	29.7	6 yrs 4 months

Total/Average	420	(increase of 10)	35.6	12 yrs 1 month

Note:	Other than the above employees, an average of 1,612 temporary employees (sales reps) were employed during the term.

5

2. Matters Relating to the Company’s Shares

(1) Total number of issued and outstanding shares

88,108,559 shares (excluding 14,399,109 shares of treasury stock)

(2) Number of shareholders

3,509 shareholders

(3) Major shareholders

Name of shareholder	Number of shares held (thousand shares)	Shareholding ratio
Bank of Tokyo-Mitsubishi UFJ, Ltd.	4,378	4.97%
Sumitomo Mitsui Banking Corporation	4,377	4.97
Japan Trustee Services Bank, Ltd. (trust account)	4,024	4.57
Mizuho Bank, Ltd.	3,682	4.18
Nippon Life Insurance Company	3,298	3.74
Sumitomo Realty & Development Co., Ltd.	2,552	2.90
THE BANK OF NEW YORK, TREATY JASDEC ACCOUNT	2,524	2.87
The Master Trust Bank of Japan, Ltd. (trust account)	2,491	2.83
Isetan Company Limited	2,367	2.69
RBC Dexia Investor Services Bank	2,095	2.38
Account Luxembourg Non-resident Domestic Rate

Notes:

1.	Number of shares has been rounded off to the nearest thousandth share.
2.	Treasury stocks have been excluded when calculating the shareholding ratio.

(4) Other material matters regarding shares

Not applicable.

3. Matters Relating to the Company’s Share Options, etc.

Not applicable

6

4. Matters Relating to the Company’s Officers

(1) Names, etc. of directors and corporate auditors

Position and responsibility within the Company and status of significant concurrent position		Name
Representative Director and President		Yoshiki Nakajima

Executive Director	(Manager of Integrated Product Planning Department)	Keiko Hosaka

Executive Director	(General Manager of Metropolitan-Area Business Division Missy/Miss) (Representative Director and Chairman of Spic International Co., Ltd.)	Haruki Harashima

Director	(General Manager of MD Planning Department and Merchandiser)	Shigeru Takano

Director	(Advisor of Japan Council of Shopping Centers) (Chairman of Japan Association for Railroad Advertising Promotion)	Yuichi Iwasaki

Director	(Adviser of Sawayaka Shinkin Bank)	Takashi Hinata

Auditor	(Full-time)	Ryo Suzuki

Auditor	(Lawyer (Representative), Amemiya Shinya Legal Office) (Outside Auditor, Eco’s Co., Ltd.) (Outside Auditor, L’attrait Co., Ltd.)	Shinya Amemiya

Auditor	(Representative Director and President of Create Co., Ltd.)	Koji Sawamori

Notes:

1.	Of the directors, Mr. Yuichi Iwasaki and Mr. Takashi Hinata are outside directors provided in Article 2(xv) of the Companies Act.
2.	Of the auditors, Mr. Shinya Amemiya and Mr. Koji Sawamori are outside corporate auditors provided in Article 2(xvi) and Article 335(3) of the Companies Act.
3.	Representative Director and President Mr. Yoshio Takano, resigned on August 30, 2009 due to his passing.
4.	Executive Director Keiko Hosaka resigned on February 28, 2010.
5.	Corporate Auditor Mr. Toshio Furuya resigned as of the conclusion of the ordinary meeting of shareholders held on May 28, 2009.
6.	Corporate Auditor Mr. Ryo Suzuki was appointed at the ordinary meeting of shareholders held on May 28, 2009.
7.	Corporate Auditor Mr. Shinya Amemiya is acquainted with corporate legal work through his experience as a lawyer and also has considerable knowledge in finance and accounting.

(2) Remuneration, etc. paid to directors and corporate auditors

The amount of remuneration paid to the 8 directors for this business year is JPY 702,500,000 and the amount of remuneration paid to the 4 corporate auditors is JPY 11,100,000. The above amount includes JPY 576,500,000 (JPY 575,000,000 for 5 directors and JPY 1,500,000 for 1 corporate auditor) which was recorded as expenses regarding provision for allowance for retirement benefits to officers. Further, the amount paid to the directors does not include employee compensation paid to those who concurrently are directors and employees.

The retirement benefits to officers paid for this business year are JPY 187,500,000 to 4 directors and JPY 6,000,000 to 1 corporate auditor.

7

(3) Matters regarding outside officers

(a)	Status of material concurrent positions and relationships between the Company and the entity of concurrent position (as of February 28, 2010)

Name	Entity of concurrent position	Position	Relationship with the entity holding a concurrent position
Director
Yuichi Iwasaki	Japan Council Of Shopping Centers Japan Association for Railroad Advertising Promotion	Senior Advisor Chairman	No material relationship. No material relationship.

Takashi Hinata	Sawayaka Shinkin Bank	Adviser	No material relationship.

Corporate Auditor
Shinya Amemiya	Amemiya Shinya Legal Office Eco’s Co., Ltd. L’attrait Co., Ltd.	Lawyer (Rep.) Outside Auditor Outside Auditor	No material relationship. No material relationship. No material relationship.

Koji Sawamori	Create Co., Ltd.	Representative Director and President	Sales transaction with the Company.

(b)	Major activities during this business year

[Board of directors]

Total of 13 board of directors meetings were held during this business year in which outside director Mr. Yuichi Iwasaki attended 11 times, outside director Mr. Takashi Hinata attended 10 times, outside corporate auditor Mr. Shinya Amemiya attended 13 times and outside corporate auditor Mr. Koji Sawamori attended 13 times. The outside directors and corporate auditors each expressed their opinions regarding the Company’s general management from financial and legal standpoints, and gave advices and proposals to ensure the adequacy and fairness of the board of directors’ decisions.

[Board of corporate auditors]

Total of 11 board of corporate auditors meetings were held during this business year in which outside corporate auditor Shinya Amemiya attended 11 times and outside corporate auditor Koji Sawamori attended 11 times. Corporate auditors strived to enhance the auditing performed by corporate auditors by having each corporate auditor report to the board of corporate auditors the details of the audit they performed in accordance with the auditing principles and allocation of duties

(c)	Summary of the details of the liability limitation contracts

A contract is concluded between the Company and each outside director and outside corporate auditor in which the liability stipulated under Article 423(1) of the Companies Act is limited to the total amount set forth in each Item of Article 425(1) of the Companies Act.

(d)	Total amount of remuneration, etc.

The total amount of remuneration paid to the 4 outside officers is JPY 16,800,000.

8

5. Status of the Accounting Auditors

(1) Name of the accounting auditors

Certified Public Accountant: Fumio Watanabe
Certified Public Accountant: Kinya Fujimoto

(2) Amount of fees, etc. for the accounting auditors for this business year

(a)	Fees for the auditing services provided in Article 2(1) of the Certified Public Accountants Act

Fumio Watanabe	JPY 14,000,000
Kinya Fujimoto	JPY 14,000,000

(b)	Total amount of monetary payment which is payable by the Company and its subsidiaries and other property benefits

Fumio Watanabe	JPY 16,580,000
Kinya Fujimoto	JPY 14,900,000

(3) Details of non-auditing services

Not applicable

(4) Policies to dismiss or not reappoint accounting auditors

When the Company’s accounting auditor is recognized as falling under the grounds for dismissal stipulated under Article 340(1) of the Companies Act, the Company’s board of corporate auditors will dismiss the said accounting auditor based on consent of all of the corporate auditors.

6. System to Ensure Appropriate Business Operation

(1) System to ensure that the execution of duties by the directors are in compliance with the laws and regulations and the Articles of Incorporation

(a)	The Company raises compliance with laws and regulations as the basic principles of management, and by deepening the cooperation from professionals such as corporate lawyers and accounting auditors as well as enhancing the roles and functions of the board of directors, board of corporate auditors, compliance officers and internal audit department respectively, the Company seeks to further strengthen its corporate governance and implementation of compliance.

(b)	Through material meetings such as the board of directors meetings and board of corporate auditors meetings, the Company confirms that the execution of duties by the directors conform to the laws and regulations and the Articles of Incorporation and seeks to strengthen internal control functions through mutual checking.

(2) System concerning storage and management of information pertaining to the directors’ execution of their duties

In accordance with the relevant internal rules (rules for board of directors, rules for request of decision, etc.), the Management Control Division and other related divisions shall appropriately store and manage such information.

(3) Rules and other systems for risk management against losses

(a)	As to the risk associated with the characteristics of fashion wear, intellectual property rights, abnormal climate, economic fluctuation, quality, personal information, credit, etc., corresponding departments are responsible for establishing rules and guidelines, conducting trainings, preparing manuals, etc. as necessary.

(b)	If unexpected risks such as natural disaster or fire arises, a notice is sent out from the Director and President to the entire company and the responsible director is promptly appointed and becomes in charge.

9

(4) System to ensure that the directors execute their duties efficiently

(a)	In principle, a board of directors meeting will be held once a month in which the directors and corporate auditors attend.

(b)	Director and President will explain to and keep informed all employees twice a year of the management policies determined at the board of directors meetings.

(c)	Budgets for sales, expenses and profit will be formulated and budgetary control will be done according to each department, brand and month.

(d)	A flat management organization to the possible extent will be built, in which the status and the actual condition of each department can be reported to the management, and a system where the management principles, instructions and orders are directly delivered to the job sites will also be built.

(e)	Rules and regulations for division of roles and regulations, rules defining extent of job authority, etc. will be established and the business allocation, responsibility and rights of each organization will be defined.

(f)	A compliance officer will be appointed, who will actively engage in building a system which ensures that the overall management of the directors complies with the laws and regulations and the Articles of Incorporation with support from outside experts.

(5) System to ensure that the execution of duties by the employees is in compliance with the laws and regulations and the Articles of Incorporation

(a)	Mainly with the Management Control Division which have an internal audit function and the Human Resources Department, rules defining extent of job authority, operation evaluation system, discipline system for unethical behavior, educational and training system for human resources development and system to secure sound internal control will be established and organized.

(b)	The internal audit department (Management Control Division) will function as a staff of the board of directors and administer the internal control functions by holding explanatory meetings of management policies, control the budget according to the rules of budgetary control, schedule the board of directors meetings, prepare the proposals, support the Director and President in preparing the minutes, administer company-wide meetings, release internal notifications, manage internal requests according to the rules for request of decision, etc. Further, the said department will comprehensively control and manage each department and the Company Group by coordinating with related departments and directors.

(c)	Mainly the compliance officer will pursue enlightenment of compliance by seeking to raise awareness of the code of conduct including the work rules.

(6) System to ensure the appropriateness of business of the Company and the Company Group Mainly the compliance officer will pursue enlightenment of compliance to all of the group companies as well as appropriately supervise the Company Group according to the rules for managing affiliate companies.

(7) Matters concerning employees who assist duties of the corporate auditors if appointment of such employee was requested by corporate auditors If necessary, board of corporate auditors can request the directors to have an employee (audit staff) assist their auditing duties. When such request is made, directors must promptly appoint an appropriate person.

10

(8) Matters concerning the independence of the preceding employee from the directors.

Prior approval of the board of corporate auditors is required for the appointment, dismissal and relocation of the audit staff.

(9) System for directors and employees to report to corporate auditors and system for other reports to corporate auditors

(a)	Material matters which directors and employees must report to corporate auditors

1)	Business to be brought before the board of directors meeting

2)	Fraudulent activity related to the duties executed by directors and employees and other activities which violate or are likely to violate laws and regulations and the Articles of Incorporation

3)	Any facts that may cause material harm or loss to the company

4)	Results and implementation status of the internal audit conducted by the internal audit department

(b)	Directors and employees must report to the board of directors and board of corporate auditors or the internal audit department when an important matter which requires reporting arises.

(10) Other systems to ensure effective auditing by the corporate auditors

(a)	Corporate auditors must attend board of directors meetings and full-time corporate auditors must attend material internal meetings.

(b)	If necessary, corporate auditors must investigate each respective department or interview employees, conduct visit investigations to each offices and group companies in relation to operational auditing. For accounting audit, intimate communication and coordination must be made with accounting auditors. Further, full communication and consultation must be made with corporate attorneys.

(c)	Board of corporate auditors and internal audit department (Management Control Division) must exchange information closely and cooperate and coordinate when auditing.

11

Consolidated Balance Sheet

(As of February 28, 2010)

(Unit: JPY million)

Item	Amount
ASSETS
Current assets	56,934
Cash and deposits	31,288
Notes receivable and accounts receivable	4,953
Securities	9,342
Merchandise and finished goods	6,625
Work in progress	440
Raw materials and supplies	99
Deferred tax assets	2,631
Other	1,604
Allowance for doubtful accounts	Δ51
Fixed assets	102,971
Tangible fixed assets	12,442
Buildings and structures	2,673
Machinery, equipment and vehicles	359
Land	8,993
Other	415
Intangible fixed assets	769
Goodwill	633
Other	136
Investments and other assets	89,759
Investment securities	73,473
Investment real estate	4,448
Long-term loans receivable	392
Deferred tax assets	5,271
Other	6,375
Allowance for doubtful accounts	Δ202

TOTAL ASSETS	159,905

LIABILITIES
Current liabilities	10,903
Notes payable and accounts payable	6,741
Other accounts payable	1,950
Accrued income taxes	597
Accrued consumption taxes	50
Allowance for bonuses to employees	121
Allowance for sales returns	560
Allowance for loss on cancellation of lease agreements	180
Other	701
Fixed liabilities	4,952
Long-term loans payable	1,982
Allowance for retirement benefits	1,367
Allowance for retirement benefits to officers	1,182
Deferred tax liabilities	92
Other	327

TOTAL LIABILITIES	15,856

NET ASSETS
Shareholders’ equity	140,422
Capital	26,734
Capital surplus	44,934
Retained earnings	85,414
Treasury stock	Δ16,661
Valuation and conversion adjustments	1,727
Other securities valuation adjustments	1,791
Currency conversion adjustment account	Δ64
Minority shareholders’ equity	1,899

TOTAL NET ASSETS	144,049

TOTAL LIABILITIES AND NET ASSETS	159,905

Note: Figures are rounded off to the million.

12

Consolidated Statement of Income

(From March 1, 2009 to February 28, 2010)

(Unit: JPY million)

Item	Amount
Net sales		52,196
Cost of sales		26,470
Gross profit		25,726
Selling, general and administrative expenses		25,303

Operating income		422

Non-operating income		4,121
Interest /dividends	1,952
Other	2,169
Non-operating expenses		263
Interest expenses	36
Other	226

Ordinary income		4,281

Extraordinary income		1,105
Income from sale of fixed assets	1
Income from sale of investment securities	530
Reversal of allowance for doubtful accounts	26
Insurance income	160
Reversal of allowance for retirement benefits to officers	234
Other extraordinary income	152
Extraordinary loss		3,641
Loss on valuation of investment securities	491
Loss on disposal of fixed assets	204
Asset impairment losses	443
Retirement benefits to officers	207
Provision for allowance for retirement benefits to officers	538
Loss on cancellation of lease agreements	774
Other extraordinary loss	981

Net income before taxes and other adjustments		1,745

Income, resident, and enterprise taxes		833
Income taxes, etc. adjustments		84
Minority shareholders income		86

Net income		740

Note: Figures are rounded off to the million.

13

Consolidated Statement of Changes in Shareholders’ Equity

(From March 1, 2009 to February 28, 2010)

(Unit: JPY million)

	Shareholders’ equity
	Capital	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance as of February 28, 2009	26,734	44,935	86,216	Δ16,655	141,230
Changes in the consolidated fiscal year
Dividends from retained earnings			Δ1,542		Δ1,542
Net income			740		740
Acquisition of treasury stock				Δ7	Δ7
Disposal of treasury stock		Δ0		1	0
Net change in non-shareholders’ equity items for the consolidated fiscal year
Total change for the consolidated fiscal year		Δ0	Δ801	Δ5	Δ808

Balance as of February 28, 2010	26,734	44,934	85,414	Δ16,661	140,422

(Unit: JPY million)

	Valuation and conversion adjustments			Minority shareholders’ equity	Total net assets
	Other securities valuation adjustments	Currency conversion adjustment account	Total valuation and conversion adjustments
Balance as of February 28, 2009	Δ6,095	2	Δ6,093	1,899	137,036
Changes in the consolidated fiscal year
Dividends from retained earnings					Δ1,542
Net income					740
Acquisition of treasury stock					Δ7
Disposal of treasury stock					0
Net change in non-shareholders’ equity items for the consolidated fiscal year	7,887	Δ66	7,820	Δ0	7,820
Total change for the consolidated fiscal year	7,887	Δ66	7,820	Δ0	7,012

Balance as of February 28, 2010	1,791	Δ64	1,727	1,899	144,049

Note: Figures are rounded off to the million.

14

Notes to Consolidated Financial Statements

Material Matters Forming the Basis of the Preparation of the Consolidated Financial Statements

1. Matters regarding scope of consolidation

(1)	Number of consolidated subsidiaries and names of major consolidated subsidiaries

Of 25 subsidiaries, 18 companies below are consolidated subsidiaries:

Tokyo Style Sewing Sukagawa Co., Ltd.

Tokyo Style Sewing Utsunomiya Co., Ltd.

Tokyo Style Sewing Yonezawa Co., Ltd.

Tokyo Style Sewing Morioka Co., Ltd.

Tokyo Style Sewing Yamanokuchi Co., Ltd.

Parmel Co., Ltd.

Nano-Universe Co., Ltd.

Jack Inc.

Spic International Co., Ltd.

Toska Co., Ltd.

Japan Bano’k Co., Ltd.

SK Kohki Co., Ltd.

Style Unyu Co., Ltd.

TS Plaza Co., Ltd.

Tokyo Style Hong Kong Co., Ltd.

Suzhou Tokyo Style Co., Ltd.

Tokyo Style Shanghai Co., Ltd.

Tokyo Style Shanghai Commercial and Trading Co., Ltd.

Evance Co., Ltd. was liquidated in the current consolidated fiscal year.

(2)	Names of non-consolidated subsidiaries

Daifuku Kamotsu Unso Co., Ltd. and six (6) other subsidiaries are all small-scale companies and are thus excluded from the scope of consolidation.

The aggregate of total assets, net sales, net profit/loss (in proportion to the equity held), and retained earnings (in proportion to the equity held) of the seven (7) non-consolidated subsidiaries are de-minimis compared to the consolidated total assets, net sales, net profit/loss, and retained earnings, and have no material impact on consolidated financial statements overall.

2. Matters regarding application of equity method

(1)	The equity method is applied to the investment in an affiliated company, Lucky Union Investment Ltd. Daifuku Kamotsu Unso Co. Ltd. and six (6) other subsidiaries are excluded from the scope of application of the equity method because the impact on the consolidated net income/loss and consolidated retained earnings is minimal and there is no significance overall.

(2)	Variance of the investment due to the application of the equity method is based on step-by-step method and is recognized as income/loss during its incurrence without analyzing the cause, since the amount is de-minimis.

(3)	An equity method affiliate, Lucky Union Investment Ltd. has an account closing date different from the consolidated account closing date, however, the financial statements for the company’s fiscal year are used herein.

3. Matters regarding business year, etc. of the consolidated subsidiaries

The accounts closing date of Tokyo Style Hong Kong Co., Ltd., Suzhou Tokyo Style Co., Ltd., Tokyo Style Shanghai Co., Ltd. and Tokyo Style Shanghai Commercial and Trading Co., Ltd. is December 31. For any material transactions between their account closing date and the consolidated account closing date, an adjustment has been made as necessary for consolidation.

15

4. Matters regarding accounting standards

(1) Standards and methods of valuation of material assets

(i) Securities

Securities trading:	Market value method based on the quoted market price as of the last day of this consolidated fiscal year.

Securities held until maturity:	Amortized cost method

Other securities:

<Securities with market value>	Market value method based on the quoted market price as of the last day of this consolidated fiscal year. (The valuation differences are directly charged or credited in full to the net assets, and cost of securities sold is calculated with the total average method.)

<Securities without market value>	Cost basis determined by the total average method.

Shares in the subsidiaries and affiliates:	Cost basis determined by the total average method.

(ii) Derivatives:	Market value method

(iii) Inventories:

Merchandise and finished goods, raw materials, and work in progress are valued at a cost basis determined individually by each item number whereby book value declines with a decline in profitability with respect to balance sheet value.

(2) Methods for depreciating material depreciable assets

(i) Tangible fixed assets:	Declining-balance method

Buildings acquired on or after April 1, 1998 (excluding ancillary facilities) are depreciated by the straight-line method. The main useful lives and residual values are mainly based on the standard set forth in the Corporation Tax Act.

(ii) Intangible fixed assets:	Straight-line method

Software (used by the Company) is depreciated by the straight-line method based on the period in which it can be used within the Company (five years).

(iii) Long-term prepaid expenses:	Straight-line method

The depreciation period is based on the standard set forth in the Corporation Tax Act.

16

(3)	Standards for recognition of material allowances

(i)	Allowance for doubtful accounts: In order to cover possible losses incurred by accounts receivable, loans receivable and other similar receivables held as of end of this consolidated fiscal year, estimated amount of uncollectible account is stated in consideration of historical ratio of bad debts with respect to general accounts and specific collectibility with respect to specific accounts with concerns of being uncollectible.

(ii)	Allowance for bonuses to employees: In preparation for the payment of bonus to employees, an allowance for the estimated amount to be paid corresponding to this consolidated fiscal year is stated.

(iii)	Allowance for sales returns: In order to cover possible losses incurred by sales returns anticipated in the future, the estimated amount of losses which may be incurred by sales returns is stated in consideration of the historical ratio of sales returns.

(iv)	Allowance for retirement benefits: In preparation for the payment of employee retirement benefits, the amount of accrual at the end of this consolidated fiscal year is stated on the basis of the projected retirement benefit obligations and pension assets for the end of this consolidated fiscal year.

(v)	Allowance for retirement benefits to officers: In preparation for the payment of the officers’ retirement benefits, the amount that would be payable at the end of this consolidated fiscal year determined in accordance with the internal rules is stated. The reserve for officers’ additional retirement bonuses under the internal rules is stated based on the amount resolved by the board of directors.

(vi)	Allowance for loss on cancellation of lease agreements: In preparation for the losses to be incurred by cancellation of lease agreements on investment real estate, the estimated amount to be paid during or after the next fiscal year as of the end of this fiscal year is stated.

(4)	Standard for converting material assets or liabilities in foreign currency into the Japanese currency

Assets and liabilities in foreign currencies are converted into Japanese Yen based on the spot exchange rate as of the last day of this consolidated fiscal year. The exchange differences are treated as income/loss. The assets/liabilities and income and expenses of the overseas subsidiaries are converted into Japanese Yen based on the spot exchange rate as of the last day of this consolidated fiscal year. The exchange differences are included in the currency conversion adjustment account within the “Net Assets” section.

(5)	Matters regarding valuation of assets and liabilities of consolidated subsidiaries

The market value valuation method is used comprehensively to evaluate the assets and liabilities of the consolidated subsidiaries.

(6)	Matters regarding amortization of goodwill and negative goodwill

Goodwill is amortized in straight-line for the number of years during which the effect of the relevant goodwill remain, determined separately for each goodwill. Any de-minimis amount is accounted as income/ loss upon its incurrence.

17

Changes to Material Items Forming the Basis for Preparation of Consolidated Financial Statements

1. Changes in accounting treatment

(1)	Application of accounting standards regarding valuation of inventories

Beginning this consolidated fiscal year, the “Accounting Standard for Measurement of Inventories” (Corporate Accounting Standard No.9 of July 5, 2006, Accounting Standard Board of Japan) is applied, and the valuation standard is based on cost method whereby book value declines with a decline in profitability. This change has no impact on the income/loss.

(2)	Application of the standard accounting treatments to the accounting of overseas subsidiaries in the consolidated financial statements

Beginning this consolidated fiscal year, “Standard Accounting Treatments to the Accounting of Overseas Subsidiaries in the Consolidated Financial statements” (Corresponding Business Reporting No. 18 of May 17, 2006, Accounting Standards Board of Japan) is applied, and adjustment has been made as necessary for consolidation. This change has no impact on the income/loss.

(3)	Application of accounting standards regarding lease transactions

Beginning this consolidated fiscal year, the “Accounting Standards for Lease Transactions” (Corporate Accounting Standard No.13, Accounting Standard Board of Japan) and the “Corporate Accounting Standards Implementation Guidelines for Lease Transactions” (Corporate Accounting Standards Implementation Guidelines No.16, Accounting Standard Board of Japan), as amended on March 30, 2007, are applied. For financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee originating before the first year of application of the aforesaid accounting standards, accounting treatment similar to accounting methods applied to ordinary lease transactions are applied. The impact of this change on the income/loss is minimal.

2. Change in indication method

Consolidated Balance Sheet

From this consolidated fiscal year, items indicated as “inventory” for the previous consolidated fiscal year are shown as “Merchandise and finished goods,” “Work in progress,” and “Raw materials and supplies” in accordance with the newly applicable “Cabinet Order to Amend a Part of the Rules on Financial Statements, etc.” (Cabinet Order No. 50 of August 7, 2008).

Notes regarding Consolidated Balance Sheet

1. Accumulated amount of depreciation of tangible fixed assets	JPY 12,193 million

2. Guarantee liabilities

The Company guarantees the bank loan owed by the employees of TOKYO STYLE CO., LTD.

Employees of TOKYO STYLE CO., LTD.:	JPY 35 million

Notes regarding Consolidated Statement of Income

1. Book value declines with a decline in profitability of inventories held for ordinary sales

Cost of sales	JPY 1,178 million

18

2. Asset impairment losses

In this consolidated fiscal year, the Group recognized the following asset impairment losses:

Location	Purpose of use	Classification	Amount (JPY million )
Tokyo and others	Buildings for lease	Investment buildings and investment structures	354
	Shops	Building and structures	89

Business assets are classified by our Company Group according to the business segment, unused assets are classified for each asset, and properties for lease are classified for each property.

Values of the stores with continuous negative operating cash flow and the lease buildings without expectation of incoming rent have been decreased to the collectible amount, and such decrease has been recognized as asset impairment losses (JPY 443 million) under extraordinary losses.

The collectible amount is deemed zero because the present cash flow is negative.

Notes regarding Consolidated Statement of Changes in Shareholders’ Equity

1. The total number of issued shares as of the last day of this consolidated fiscal year

Common stock	102,507,668 shares

2. Matters regarding dividends from retained earnings distributed during this consolidated fiscal year

The Company has resolved as follows at the ordinary meeting of shareholders held on May 28, 2009:

Total amount of dividends	JPY 1,542 million
Dividend per share	JPY 17.50
Record date	February 28, 2009
Effective date	May 29, 2009

3. Dividends from retained earnings to be distributed after the last day of this consolidated fiscal year

Total amount of dividends	JPY 1,541 million
Dividend per share	JPY 17.50
Record date	February 28, 2010
Effective date	May 28, 2010

Notes regarding Information Per-Share

1. Net assets per share	JPY 1,613.35
2. Net income per share	JPY 8.40

Material Subsequent Events

Not applicable.

19

Non-Consolidated Balance Sheet

(As of February 28, 2010)

(Unit: JPY million)

Item	Amount
ASSETS
Current assets	43,610
Cash and deposits	22,727
Accounts receivable	2,973
Securities	9,342
Merchandise and finished goods	3,453
Raw materials	66
Work in progress	414
Deferred tax assets	2,303
Other	2,370
Allowance for doubtful accounts	Δ41
Fixed assets	101,831
Tangible fixed assets	5,903
Buildings and structures	1,637
Machinery, equipment and vehicles	60
Land	4,154
Other	50
Intangible fixed assets	45
Telephone subscription right	36
Other	8
Investments and other assets	95,882
Investment securities	71,261
Shares of affiliates	7,044
Investments in capital	1,124
Long-term loans receivable	3,931
Insurance funds	2,015
Deferred tax assets	5,089
Other	5,782
Allowance for doubtful accounts	Δ366

TOTAL ASSETS	145,441

LIABILITIES
Current liabilities	7,195
Notes payable	1,187
Accounts payable	3,309
Other accounts payable	1,335
Accrued income taxes	108
Allowance for bonuses to employees	55
Allowance for sales return	478
Allowance for loss on support of affiliates	82
Allowance for loss on cancellation of lease agreements	180
Other	458
Fixed liabilities	2,278
Allowance for retirement benefits	1,088
Allowance for retirement benefits to officers	1,146
Other	43

TOTAL LIABILITIES	9,473

NET ASSETS
Shareholders’ equity	134,079
Capital	26,734
Capital surplus	44,934
Capital reserve	44,279
Other capital surplus	655
Retained earnings	79,071
Earned surplus reserve	5,150
Other retained earnings	73,921
Dividend reserve	375
Retirement reserve	448
Other funds	71,254
Deferred retained earnings	1,843
Treasury stock	Δ16,661
Valuation and conversion adjustments	1,888
Other securities valuation adjustments	1,888

TOTAL NET ASSETS	135,968

TOTAL LIABILITIES AND NET ASSETS	145,441

Note: Figures are rounded off to the million.

20

Non-Consolidated Statement of Income

(From March 1, 2009 to February 28, 2010)

(Unit: JPY million)

Item	Amount
Net sales		27,309
Cost of sales		14,892
Gross profit		12,416
Selling, general and administrative expenses		14,034

Operating loss		1,618

Non-operating income		4,111
Interest /dividends	1,939
Other	2,171
Non-operating expenses		196
Interest expenses	—
Other	196

Ordinary income		2,296

Extraordinary income		1,040
Income from sale of investment securities	530
Reversal of allowance for doubtful accounts	26
Insurance income	160
Reversal of allowance for retirement benefits to officers	202
Other extraordinary income	120
Extraordinary loss		3,547
Loss on valuation of investment securities	491
Loss on disposal of fixed assets	166
Asset impairment losses	354
Provision for allowance for doubtful accounts of affiliates	159
Provision for allowance for loss on support of affiliates	82
Retirement benefits to officers	193
Provision for allowance for retirement benefits to officers	533
Loss on cancellation of lease agreements	774
Other extraordinary loss	790

Net loss before taxes and other adjustments		210

Income, resident, and enterprise taxes		8
Income taxes, etc. for the previous business year		50
Income taxes, etc. adjustment		121

Net loss		390

Note: Figures are rounded off to the million.

21

Non-Consolidated Statement of Changes in Shareholders’ Equity

(From March 1, 2009 to February 28, 2010)

(Unit: JPY million)

Shareholders’ equity
		Capital surplus			Retained earnings
	Capital	Capital reserve	Other capital surplus	Total Capital surplus	Earned surplus reserve	Other retained earnings
						Dividend reserve	Retirement reserve
Balance as of February 28, 2009	26,734	44,279	656	44,935	5,150	375	448
Changes in the business year
Dividends from retained earnings
Net loss
Acquisition of treasury stock
Disposal of treasury stock			Δ0	Δ0
Reserve as other funds
Net change in non-shareholders’ equity items for the business year
Total change for the business year			Δ0	Δ0

Balance as of February 28, 2010	26,734	44,279	655	44,934	5,150	375	448

(Unit: JPY million)

	Shareholders’ equity					Valuation and conversion adjustments		Total net assets
	Retained earnings			Treasury stock	Total share- holders’ equity	Other securities valuation adjustments	Total valuation and conversion adjustments
	Other retained earnings		Total retained earnings
	Other funds	Deferred retained earnings
Balance as of February 28, 2009	83,254	Δ8,223	81,004	Δ16,655	136,019	Δ5,691	Δ5,691	130,327
Changes in the business year
Dividends from retained earnings		Δ1,542	Δ1,542		Δ1,542			Δ1,542
Net loss		Δ390	Δ390		Δ390			Δ390
Acquisition of treasury stock				Δ7	Δ7			Δ7
Disposal of treasury stock				1	0			0
Addition to deferred retained earnings	Δ12,000	12,000			—			—
Net change in non-shareholders’ equity items of the business year						7,579	7,579	7,579
Total change for the business year		10,067	Δ1,932		Δ1,939	7,579	7,579	5,640

Balance as of February 28, 2010	71,254	1,843	79,071	Δ16,661	134,079	1,888	1,888	135,968

Note: Figures are rounded off to the million.

22

Notes to Non-Consolidated Financial Statements

Material Accounting Policies

1. Standards and methods of valuation of assets

(1) Securities

(i) Securities trading:	Market value method based on the quoted market price as of the last day of this business year.

(ii) Securities held until maturity:	Amortized cost method

(iii) Other securities:

Securities with market value:

Market value method based on the quoted

market price as of the last day of this

business year. (The valuation differences

are directly charged or credited in full to

the net assets, and cost of securities sold is

calculated with the total average method.)

Securities without market value:	Cost basis determined by the total average method.

(iv) Shares in the subsidiaries and affiliates:	Cost basis determined by the total average method.

(2) Derivatives:	Market value method

(3) Inventories:	Inventories are valued at a cost basis determined individually by each item number whereby book value declines with a decline in profitability with respect to balance sheet value.

2. Methods for depreciating fixed assets

(1)	Tangible fixed assets and investment real properties are depreciated by the declining-balance method. Buildings acquired on or after April 1, 1998 (excluding ancillary facilities) are depreciated by the straight-line method. The main useful lives and residual values are mainly based on the standard set forth in the Corporation Tax Act.

(2)	Intangible fixed assets are depreciated by the straight-line method. Software (used by the Company) is depreciated by the straight-line method based on the period in which it can be used within the Company (five years).

(3)	Long-term prepaid expenses are depreciated by the straight-line method. The depreciation period is based on the standard set forth in the Corporation Tax Act.

3. Standards for recognition of allowances

(1)	Allowance for doubtful accounts: In order to cover possible losses incurred by accounts receivable, loans receivable, and other similar receivables held as of end of this business year, estimated amount of uncollectible account is stated in consideration of historical ratio of bad debts with respect to general accounts and specific collectibility with respect to specific accounts with concerns of being uncollectible.

(2)	Allowance for bonuses to employees: In preparation for the payment of bonus to employees, an allowance for the estimated amount to be paid corresponding to this business year is stated.

23

(3)	Allowance for sales returns: In order to cover possible losses incurred by sales returns anticipated in the future, the estimated amount of losses incurred by sales returns is stated in consideration of the historical ratio of sales returns.

(4)	Allowance for retirement benefits: In preparation for the payment of employee retirement benefits, the amount of accrual at the end of this business year is stated on the basis of the projected retirement benefit obligations and pension assets for the end of this business year.

(5)	Allowance for retirement benefits to officers: In preparation for the payment of the officers’ retirement benefits, the amount that would be payable at the end of this business year determined in accordance with the internal rules is stated. The reserve for officers’ additional retirement bonuses under the internal rules is stated based on the amount resolved by the board of directors.

(6)	Allowance for loss on support of affiliates: In order to cover possible losses incurred by support of the affiliates, the projected loss at the end of this business year is stated.

(7)	Allowance for loss on cancellation of lease agreements: In order to prepare for losses to be incurred by cancellation of lease agreements on investment real estate, the estimated amount to be paid during or after the next fiscal year as of the end of this fiscal year is stated.

4. Standard for converting assets or liabilities in foreign currency into the Japanese currency

Assets and liabilities in foreign currencies are converted into Japanese Yen based on the spot exchange rate as of the last day of this business year. The exchange differences are treated as income/loss.

5. Hedge accounting methods

(1)	Hedge accounting methods: The deferred hedge method. Appropriation procedures are adopted for liabilities in foreign currencies with exchange contracts.

(2)	Hedge methods and hedge accounts:

Hedge method: Exchange contracts.

Hedge accounts: Liabilities and anticipated transactions in foreign currencies.

(3)	Hedging policy: When ordering from suppliers, exchange contracts are entered into with the exchange date set on the date of settlement in order to reduce future exposure to fluctuation risks in foreign exchange rates pertaining to foreign-denominated import transactions and to fix cash flow of foreign-denominated liabilities in Japanese yen.

(4)	Methods of assessing effectiveness of hedging: The Company ensures subsequent correlations in foreign exchange fluctuations by entering into exchange contracts of the same currency, amount and date as regards to the values ordered in foreign currencies.

6. Accounting treatment for consumption tax, etc.

The tax exclusion method is applied as the accounting method of consumption tax and local consumption tax.

Changes in Material Accounting Policies

Changes in accounting treatment

1. Application of accounting standards regarding valuation of inventories

Beginning this business year, the “Accounting Standard for Measurement of Inventories” (Corporate Accounting Standard No.9 of July 5, 2006, Accounting Standard Board of Japan) is applied, and the valuation standard is based on cost method whereby book value declines with a decline in profitability. This change has no impact on the income/loss.

24

2. Application of accounting standards in lease transactions

Beginning this business year, the “Accounting Standards for Lease Transactions” (Corporate Accounting Standard No.13, Accounting Standard Board of Japan) and the “Corporate Accounting Standards Implementation Guidelines for Lease Transactions” (Corporate Accounting Standards Implementation Guidelines No.16, Accounting Standard Board of Japan), as amended on March 30, 2007, are applied. For financing and leasing transactions other than those in which ownership is deemed to transfer to the lessee originating before the first year of application of the aforesaid accounting standards, accounting treatment similar to accounting methods applied to ordinary lease transactions are applied. This change has no impact on the income/loss.

Notes Regarding Non-Consolidated Balance Sheet

1. Accumulated amount of depreciation of tangible fixed assets:	JPY 7,220 million
2. Short-term monetary claims to the affiliates:	JPY 1,235 million
3. Long-term monetary claims to the affiliates:	JPY 3,716 million
4. Short-term monetary liabilities to the affiliates:	JPY 190 million
5. Balance of guarantee liabilities

The Company guarantees the bank loan owed by the following company and employees:

Kabushiki Kaisha TS Plaza:	JPY 1,982 million
Employees of TOKYO STYLE CO., LTD.:	JPY 35 million

Total	JPY 2,017 million

Notes Regarding Non-Consolidated Statement of Income

1. Volume of trading with the affiliates

(1) Operating income	JPY 171 million
(2) Operating expense	JPY 2,859 million
(3) Trading volume from non-operating businesses:	JPY 174 million

2. Book value declines with a decline in profitability of inventories held for ordinary sales

Cost of sales:	JPY 772 million

3. Asset impairment losses

In this business year, the following asset impairment losses were recognized:

Location	Purpose of use	Classification	Amount (JPY million)
Tokyo	Buildings for lease	Investment buildings and investment structures	354

Business assets are classified by our Company according to the business segment, unused assets are classified for each asset, and properties for lease are classified for each property.

Values of the lease buildings without expectation of incoming rent have been decreased to the collectible amount, and such decrease has been recognized as asset impairment losses (JPY 354 million) under extraordinary losses.

The collectible amount is deemed zero because the present cash flow is negative.

Notes Regarding Non-Consolidated Statement of Changes in Shareholders’ Equity

The number of treasury stock as of the last day of this business year

Common stock	14,399 shares

25

Notes Regarding Tax-Effect Accounting

Detailed breakdown of the deferred tax assets and deferred tax liabilities according to the primary reasons for incurrence:

Deferred tax assets:
Denied loss on valuation of inventories	JPY 314 million
Excess allowance for sales returns	JPY 194 million
Excess allowance for doubtful accounts	JPY 144 million
Excess allowance for bonuses	JPY 22 million
Excess provision for allowance for retirement benefits	JPY 443 million
Excess provision for allowance for retirement benefits to officers	JPY 466 million
Denied loss on valuation of subsidiary shares	JPY 144 million
Denied loss on liquidation, etc. of subsidiaries	JPY 212 million
Denied loss on valuation of golf club membership	JPY 83 million
Denied accrued enterprise tax	JPY 63 million
Denied loss on valuation of investment securities	JPY 125 million
Retained tax losses	JPY 6,706 million
Others	JPY 276 million

Subtotal deferred tax assets	JPY 9,201 million
Valuation allowance	JPY 513 million

Total deferred tax assets	JPY 8,688 million
Deferred tax liabilities:
Other differences on valuation of securities	JPY 1,295 million

Total deferred tax liabilities	JPY 1,295 million

Amount of net deferred tax assets	JPY 7,392 million

Notes Regarding Fixed Assets Used under the Lease

1. Asset acquisition cost equivalents of the leased properties as of the last day of this business year
JPY 611 million

2. Accumulated depreciation equivalents of the leased properties as of the last day of this business year
JPY 480 million

3. Outstanding lease commitment equivalents of the leased properties as of the last day of this business year
JPY 130 million

Notes Regarding Information Per-Share

1. Net assets per share	JPY 1,543.19
2. Net loss per share	JPY 4.43

Material Subsequent Events

Not applicable

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Audit Report Pertaining to the Consolidated Financial Statements by Accounting Auditors (COPY)

Audit Report of Independent Auditors

April 12, 2010

To the Board of Directors of TOKYO STYLE CO., LTD.

Watanabe Certified Public Accountant Office

Fumio Watanabe (seal)

Certified Public Accountant

Fujimoto Certified Public Accountant Office

Kinya Fujimoto (seal)

Certified Public Accountant

We have audited the consolidated financial statements of TOKYO STYLE CO., LTD. (the “Company”), namely the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in shareholders’ equity, and the notes to the consolidated financial statements for the consolidated fiscal year from March 1, 2009 to February 28, 2010, in accordance with Article 444(4) of the Companies Act. Responsibility for preparation of these consolidated financial statements lies with the Company’s management and our responsibility is to express our opinions in regards to these consolidated financial statements from an independent standpoint.

We conducted our audit in accordance with generally accepted auditing standards in Japan. Such auditing standards require that we obtain reasonable assurance that there are no material false representations in the consolidated financial statements. Our audit is conducted on a test basis and includes the examination of the overall representation of the consolidated financial statements including the examination of the accounting principles and the application methods thereof adopted by the management, and the evaluation of the estimate made by the management. We have determined that, as a result of the audit, we have obtained a reasonable basis for giving our opinion.

We confirm that the above-mentioned consolidated financial statements fairly represent, in all material respects, the status of assets and earnings of the corporate group comprised of the Company and its consolidated subsidiaries for the period which the consolidated financial statements covers, in conformity with generally accepted corporate accounting standards in Japan.

There are no interests between the Company and our accounting firms which should be disclosed under the provisions of the Certified Public Accountants Act.

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Audit Report by Accounting Auditors (COPY)

Audit Report of Independent Auditors

April 12, 2010

To the Board of Directors of TOKYO STYLE CO., LTD.

Watanabe Certified Public Accountant Office

Fumio Watanabe (seal)

Certified Public Accountant

Fujimoto Certified Public Accountant Office

Kinya Fujimoto (seal)

Certified Public Accountant

We have audited the financial statements of TOKYO STYLE CO., LTD. (the “Company”), namely the balance sheet, the statement of income, the statement of changes in shareholders’ equity, the notes to the non-consolidated financial statements, and the accompanying detailed statements for the 62nd business year starting from March 1, 2009 to February 28, 2010, in accordance with Article 436(2)(i) of the Companies Act. Responsibility for preparation of these financial statements and the accompanying detailed statements lies with the Company’s management and our responsibility is to express our opinions in regards to these financial statements and the accompanying detailed statements from an independent standpoint.

We conducted our audit in accordance with generally accepted auditing standards in Japan. Such auditing standards require that we obtain reasonable assurance that there are no material false representations in the financial statements and the accompanying detailed statements. Our audit is conducted on a test basis and includes the examination of the overall representation of the financial statements and the accompanying detailed statements including the examination of the accounting principles and the application methods thereof adopted by the management, and the evaluation of the estimate made by the management. We have determined that, as a result of the audit, we have obtained a reasonable basis for giving our opinion.

We confirm that the above-mentioned financial statements and the accompanying detailed statements fairly represent, in all material respects, the status of assets and earnings for the period which the financial statements and the accompanying detailed statements cover, in conformity with generally accepted corporate accounting standards in Japan.

There are no interests between the Company and our accounting firms which should be disclosed under the provisions of the Certified Public Accountants Act.

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Audit Report by the Board of Corporate Auditors (COPY)

Audit Report

Regarding the performance of duties of directors during the 62nd business year starting from March 1, 2009 to February 28, 2010, the board of corporate auditors has prepared this audit report upon deliberation based on the audit reports prepared by each corporate auditor and hereby report as follows:

1. Auditing methods adopted by corporate auditors and the board of corporate auditors and the details thereof

The board of corporate auditors established auditing policies, allocation of duties and other relevant matters, and received reports from each corporate auditor on the performance of the audit and the results thereof, as well as reports from the directors and the accounting auditors regarding the performance of their duties, and sought explanation as necessary.

In accordance with the standards on the corporate auditors’ auditing established by the board of corporate auditors, and the auditing policies, allocation of duties and other relevant matters, each corporate auditor communicated with the directors, the internal control department and other employees, wherein endeavored to establish an environment for collecting information and auditing. Each corporate auditor also attended the meetings of the board of directors and other important meetings; received reports from the directors and employees on performance of their duties and sought explanations as necessary; inspected material approval documents and associated information; and examined the operations and status of assets at the head quarter and principal offices. In addition, we monitored and verified (i) the contents of the resolutions at the board of directors’ meetings regarding the implementation of system necessary to ensure that the performance of the duties by the directors has complied with the laws and regulations and the Articles of Incorporation, and other systems set forth in Articles 100(1) and 100(3) of the Ordinance for Enforcement of the Companies Act which are required as systems necessary to ensure the properness of operations of a stock company, and (ii) the status of the system maintained in accordance with the above-mentioned resolutions (internal control system) . With regard to the subsidiaries, we communicated and exchanged information with directors and corporate auditors of the subsidiaries, and received business reports from the subsidiaries as necessary. Based on the above methods, we examined the business reports and the accompanying detailed statements for this business year.

Furthermore, we monitored and verified whether the accounting auditors maintained their independence and implemented appropriate audits, received reports from the accounting auditors on the performance of their duties and sought explanations as necessary. In addition, we received notice from the accounting auditors that the “System for Ensuring Duties are Performed Appropriately” (matters stipulated in each Item of Article 131 of the Company Accounting Regulations) is organized in accordance with the “Quality Management Standards relating to Auditing” (Business Accounting Council, October 28, 2005) and other relevant standards, and sought explanations as necessary. Based on the above methods, we examined the non-consolidated financial statements (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in shareholders’ equity and notes to non-consolidated financial statements) and the accompanying detailed statements for this business year, and consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in shareholders’ equity and notes to consolidated financial statements) for this business year.

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2. Results of the audit

(1)    Results of the audit of the business report and other relevant documents

(i)      We confirm that the business report and the accompanying detailed statements correctly represent the conditions of the Company in accordance with the laws and regulations and the Articles of Incorporation.

(ii)     We found no material evidence of wrongful act or violation of laws and regulations nor the Articles of Incorporation with respect to the performance of duties by the directors.

(iii)   We confirm that the details of the resolution of the board of directors relating to the internal control system are proper. In addition, we found no matters on which to point out regarding performance of duties by the directors relating to the internal control system.

(2)    Results of the audit of non-consolidated financial statements and the accompanying detailed statements

We confirm that the methods and results of the audits conducted by accounting auditors, Fumio Watanabe and Kinya Fujimoto, are proper.

(3)    Results of the audit of consolidated financial statements

We confirm that the methods and results of the audits conducted by accounting auditors, Fumio Watanabe and Kinya Fujimoto, are proper.

April 12, 2010

Board of Corporate Auditors, TOKYO STYLE CO., LTD.

Ryo Suzuki (seal), Full-time Corporate Auditor

Shinya Amemiya (seal), Outside Corporate Auditor

Koji Sawamori (seal), Outside Corporate Auditor

Note: Of the corporate auditors, Shinya Amemiya and Koji Sawamori are outside corporate auditors as stipulated under Article 2(xvi) and Article 335(3) of the Companies Act.

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